UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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MicroStrategy Incorporated

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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April 16, 2010

Dear MicroStrategy Stockholder:

You are cordially invited to our Annual Meeting of Stockholders on Wednesday, May 12, 2010, beginning at 10:00 a.m., local time, at MicroStrategy’s offices, 1861 International Drive, McLean, Virginia 22102. The enclosed notice of annual meeting sets forth the proposals that will be presented at the meeting, which are described in more detail in the enclosed proxy statement. The Board of Directors recommends that stockholders vote “FOR” these proposals.

We look forward to seeing you there.

Very truly yours,

Michael J. Saylor

Chairman of the Board, President and

Chief Executive Officer

1861 International Drive

McLean, Virginia 22102

Notice of Annual Meeting of Stockholders

to be held on Wednesday, May 12, 2010

The Annual Meeting of Stockholders (the “Annual Meeting”) of MicroStrategy Incorporated, a Delaware corporation (the “Company”), will be held at MicroStrategy’s offices, 1861 International Drive, McLean, Virginia 22102, on Wednesday, May 12, 2010, at 10:00 a.m., local time, to consider and act upon the following matters:

1.	To elect eight (8) directors for the next year;

2.	To approve material terms for payment of certain executive incentive compensation;

3.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Stockholders of record at the close of business on March 15, 2010 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Sanju K. Bansal

Vice Chairman, Executive Vice President,

Chief Operating Officer and Secretary

McLean, Virginia

April 16, 2010

A STOCKHOLDER MAY OBTAIN ADMISSION TO THE MEETING BY IDENTIFYING HIMSELF OR HERSELF AT THE MEETING AS A STOCKHOLDER AS OF THE RECORD DATE. FOR A RECORD OWNER, POSSESSION OF A COPY OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. FOR A BENEFICIAL (BUT NOT OF RECORD) OWNER, A COPY OF A BROKER’S STATEMENT SHOWING SHARES HELD FOR HIS OR HER BENEFIT ON MARCH 15, 2010 WILL BE ADEQUATE IDENTIFICATION.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

MICROSTRATEGY INCORPORATED

1861 International Drive

McLean, Virginia 22102

Proxy Statement for the Annual Meeting of Stockholders

to be held on Wednesday, May 12, 2010

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MicroStrategy Incorporated (the “Company,” “MicroStrategy,” “we” or “us”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 12, 2010, at MicroStrategy’s offices, 1861 International Drive, McLean, Virginia 22102 at 10:00 a.m., local time, and at any adjournment thereof. For directions to the location of the Annual Meeting, please call (703) 848-8600 between the hours of 8:00 a.m. and 5:30 p.m. local time on normal business days, and press “0” after hearing the voice prompt. All executed proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

On March 15, 2010, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 9,087,546 shares of our class A common stock, par value $0.001 per share, and an aggregate of 2,694,362 shares of our class B common stock, par value $0.001 per share (the class A common stock and the class B common stock are collectively referred to as the “Common Stock”). Each share of class A common stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting and each share of class B common stock entitles the record holder thereof to ten votes on each of the matters to be voted on at the Annual Meeting.

Our Annual Report to Stockholders for 2009 is being mailed to stockholders, along with these proxy materials, on or about April 22, 2010. Our Annual Report to Stockholders includes our Annual Report on Form 10-K for 2009 as filed with the Securities and Exchange Commission (the “SEC”) except for any exhibits thereto. We will provide such exhibits to any stockholder upon written request. Please address requests to MicroStrategy Incorporated, Attention: Secretary, 1861 International Drive, McLean, Virginia 22102.

Votes Required

The holders of shares of Common Stock representing a majority of the votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

The affirmative vote of the holders of a plurality of the votes cast by the holders of Common Stock voting on the matter is required for the election of directors (Proposal 1). The affirmative vote of a majority of the votes cast by the holders of Common Stock voting on the matter is required for the approval of material terms for payment of certain executive incentive compensation (Proposal 2). The affirmative vote of a majority of the votes cast by the holders of Common Stock voting on the matter is required for the ratification of the selection of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2010 (Proposal 3).

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the proposals referenced above.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 12, 2010

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available on our website at http://ir.microstrategy.com/financials.cfm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of March 10, 2010, unless otherwise indicated, by:

•	each person who is known by us to beneficially own more than 5% of any class of our Common Stock,

•	each director or nominee for director,

•	each of the executive officers named in the Summary Compensation Table set forth under the caption “Executive and Director Compensation” below, and

•	all directors and executive officers as a group.

Beneficial Owner (1)	Number of Shares Beneficially Owned (2)(3)	Percentage of Shares of Class A Common Stock Outstanding (3)(4)
Michael J. Saylor (5)	2,751,846	23.2
Sanju K. Bansal (6)	396,462	4.2
Jonathan F. Klein (7)	81,307	*
Douglas K. Thede	—	—
Paul N. Zolfaghari (8)	5,566	*
Jeffrey A. Bedell (9)	123,012	1.3
Arthur S. Locke, III (10)	—	—
Matthew W. Calkins	—	—
Robert H. Epstein (11)	200	*
David W. LaRue	—	—
Jarrod M. Patten	—	—
Carl J. Rickertsen (12)	3,000	*
Thomas P. Spahr (13)	16,400	*
Massachusetts Financial Services Company (14)	540,553	5.9
Entities affiliated with Citadel Investment Group II, L.L.C. (15)	539,320	5.9
BlackRock, Inc. (16)	504,453	5.5
All directors and executive officers as a group (12 persons) (17)	3,377,793	27.2

*	Less than 1%.

(1)	Each beneficial owner named in the table above (except as otherwise indicated in the footnotes below) has an address in care of MicroStrategy Incorporated, 1861 International Drive, McLean, Virginia 22102.

(2)	The shares listed in this table include shares of class A common stock and class B common stock, as set forth in the footnotes below. Shares of class B common stock are convertible into the same number of shares of class A common stock at any time at the option of the holder.

(3)	The inclusion of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. In accordance with the rules of the SEC, each stockholder is deemed to beneficially own any shares subject to stock options that are exercisable on or within 60 days after March 10, 2010. Any reference below to shares subject to outstanding stock options held by the person in question refers only to such stock options.

(4)	With respect to our directors and officers, percentages in the table and these footnotes have been calculated based on 9,087,265 shares of class A common stock and 2,694,362 shares of class B common stock outstanding as of March 10, 2010. In addition, for the purpose of calculating each director or officer’s percentage of shares outstanding, any shares of class A common stock subject to outstanding stock options held by such person which are exercisable on or within 60 days after March 10, 2010 and any shares of class B common stock held by such person are deemed to be outstanding shares of class A common stock.

(5)	Mr. Saylor’s holdings of Common Stock consist of 2,358,700 shares of class B common stock (or approximately 87.5% of the class B common stock outstanding) owned by Alcantara LLC, which is wholly owned by Mr. Saylor, and options exercisable on or within 60 days after March 10, 2010 to purchase 393,146 shares of class A common stock.

(6)	Mr. Bansal’s holdings of Common Stock consist of 280,000 shares of class B common stock owned by Shangri-La LLC, which is wholly owned by Mr. Bansal, 40,662 shares of class B common stock held by Mr. Bansal directly (collectively constituting approximately 11.9% of the class B common stock outstanding), 50,000 shares of class A common stock held by Mr. Bansal directly, 5,800 shares of class A common stock owned by a foundation for which Mr. Bansal acts as the sole trustee and options exercisable by Mr. Bansal on or within 60 days after March 10, 2009 to purchase 20,000 shares of class A common stock.

(7)	Mr. Klein’s holdings of Common Stock consist of options exercisable on or within 60 days after March 10, 2010 to purchase 81,307 shares of class A common stock.

(8)	Mr. Zolfaghari’s holdings of Common Stock consist of 166 shares of class A common stock and options exercisable on or within 60 days after March 10, 2010 to purchase 5,400 shares of class A common stock.

(9)	Mr. Bedell’s holdings of Common Stock consist of 8,196 shares of class A common stock and options exercisable on or within 60 days after March 10, 2010 to purchase 114,816 shares of class A common stock.

(10)	Mr. Locke departed from the Company on March 25, 2009. The number and percentage of shares reflected as beneficially owned by Mr. Locke is based solely upon information obtained through Company records.

(11)	Mr. Epstein’s holdings of Common Stock consist of 200 shares of class A common stock.

(12)	Mr. Rickertsen’s holdings of Common Stock consist of 3,000 shares of class A common stock.

(13)	Mr. Spahr’s holdings of Common Stock consist of 15,000 shares of class B common stock held in his own name (approximately 0.6% of the class B common stock outstanding) and 1,400 shares of class A common stock owned by a foundation for which Mr. Spahr acts as the president and a director.

(14)	Beneficial ownership (and other information in this footnote) is as of December 31, 2009, based on a Schedule 13G/A filed on February 5, 2010 with the SEC by Massachusetts Financial Services Company (“Massachusetts Financial”). Massachusetts Financial beneficially owns 540,553 shares of class A common stock, for which it has sole voting power as to 525,023 shares and sole dispositive power as to 540,553 shares. The address of Massachusetts Financial is 500 Boylston Street, Boston, Massachusetts 02116.

(15)	Beneficial ownership (and other information in this footnote) is as of December 31, 2009, based on a Schedule 13G/A filed on February 16, 2010 with the SEC by Citadel Advisors LLC (“Citadel Advisors”), Citadel Holdings II LP (“CH-II”), Citadel Global Equities Master Fund Ltd. (“CG”), Citadel Investment Group II, L.L.C. (“CIG-II”) and Mr. Kenneth Griffin with respect to shares of class A common stock owned by Citadel Derivatives Trading Ltd., a Cayman Islands limited company (“CDT”), Pioneer Path Capital Ltd., a Cayman Islands limited company (“PPC”), CG, Citadel Securities LLC, a Delaware limited company (“Citadel Securities”), and certain segregated accounts. Citadel Advisors is the investment manager for CG, PPC and certain segregated accounts, and the portfolio manager for CDT. CH-II is the managing member of Citadel Advisors. Citadel Holdings I LP, a Delaware limited partnership (“CH-I”), is the non-member manager of Citadel Securities. CIG-II is the general partner of CH-I and CH-II. Mr. Griffin is the president and chief executive officer of, and owns a controlling interest in, CIG-II. CIG-II and Mr. Griffin beneficially own 539,320 shares of class A common stock, over which each shares voting power with respect to 488,820 shares with Citadel Advisors and CH-II and with respect to 456,289 shares with CG.

(16)

Beneficial ownership (and other information in this footnote) is as of December 31, 2009, based on a Schedule 13G filed on January 29, 2010 with the SEC by BlackRock, Inc. BlackRock beneficially owns 504,453 shares of class A common stock, for which it has sole voting power and sole dispositive power. The address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(17)	Shares of Common Stock held by the directors and executive officers as a group consists of 68,762 shares of class A common stock, options to purchase 614,669 shares of class A common stock that are exercisable on or within 60 days after March 10, 2010 and 2,694,362 shares of class B common stock (100.0% of the class B common stock outstanding), which shares are convertible into the same number of shares of class A common stock at any time at the option of the holder. Shares of Common Stock held by the directors and executive officers as a group exclude shares, if any, held by Mr. Locke, who departed from the Company on March 25, 2009.

EXECUTIVE OFFICERS OF THE COMPANY

Our executive officers and their ages and positions as of March 31, 2010 are as follows:

Name	Age	Title
Michael J. Saylor	45	Chairman of the Board of Directors, President and Chief Executive Officer
Sanju K. Bansal	44	Vice Chairman, Executive Vice President and Chief Operating Officer
Jonathan F. Klein	43	Executive Vice President, Law & General Counsel
Douglas K. Thede	41	Executive Vice President, Finance & Chief Financial Officer
Paul N. Zolfaghari	45	Executive Vice President, Worldwide Sales & Operations
Jeffrey A. Bedell	41	Executive Vice President, Technology & Chief Technology Officer

Set forth below is certain information regarding the professional experience of each of the above-named persons.

Michael J. Saylor has served as chief executive officer and chairman of the Board of Directors since founding MicroStrategy in November 1989, and as president from November 1989 to November 2000 and since January 2005. Prior to that, Mr. Saylor was employed by E.I. du Pont de Nemours & Company as a venture manager from 1988 to 1989 and by Federal Group, Inc. as a consultant from 1987 to 1988. Mr. Saylor received an S.B. in Aeronautics and Astronautics and an S.B. in Science, Technology and Society from the Massachusetts Institute of Technology.

Sanju K. Bansal has served as executive vice president and chief operating officer since 1993 and was previously vice president, consulting since joining MicroStrategy in 1990. He has been a member of the Board of Directors of MicroStrategy since September 1997 and has served as vice chairman of the Board of Directors since November 2000. Prior to joining MicroStrategy, Mr. Bansal was a consultant at Booz Allen & Hamilton, a worldwide technical and management consulting firm, from 1987 to 1990. Mr. Bansal serves as a member of the board of directors of The Advisory Board Company, a research services company listed on the Nasdaq Global Select Market. He received an S.B. in Electrical Engineering from the Massachusetts Institute of Technology and an M.S. in Computer Science from The Johns Hopkins University.

Jonathan F. Klein has served as executive vice president, law & general counsel since December 2007, as vice president, law and general counsel from November 1998 to December 2007, and as corporate counsel from June 1997 to November 1998. From September 1993 to June 1997, Mr. Klein was an appellate litigator with the United States Department of Justice. Mr. Klein received a B.A. in Economics from Amherst College and a J.D. from Harvard Law School.

Douglas K. Thede has served as executive vice president, finance & chief financial officer since September 2009, as interim chief financial officer from March 2009 to September 2009, as vice president, worldwide tax & treasurer from November 2008 to September 2009, as acting vice president, worldwide controller from March 2009 to June 2009 and as vice president, worldwide tax planning & compliance from the time he joined

MicroStrategy in June 2008 to March 2009. Mr. Thede also serves as the Company’s treasurer. Prior to joining MicroStrategy, Mr. Thede served as senior director, tax of Convergys Corporation, an S&P 500 company that provides relationship management solutions, from March 2005 to May 2008, and as senior tax manager at PricewaterhouseCoopers LLP from August 2003 to March 2005. Mr. Thede also served a total of twelve years with Cincinnati Bell Inc., Ernst & Young LLP and KPMG Peat Marwick from 1991 to 2003. Mr. Thede is a certified public accountant and received a B.S. in Business from Miami University.

Paul N. Zolfaghari has served as executive vice president, worldwide sales & operations since December 2007, as vice president, worldwide sales and operations from August 2006 to December 2007, as vice president, worldwide business affairs from March 2005 to August 2006, as vice president & chief of staff from July 2003 to March 2005, as chief of staff from November 2000 to July 2003 and as assistant to the president & CEO from December 1999 to November 2000. Mr. Zolfaghari received a B.A. in English from Gettysburg College and a J.D. from the University of Pittsburgh.

Jeffrey A. Bedell has served as executive vice president, technology & chief technology officer since December 2007, as vice president, technology and chief technology officer from April 2006 to December 2007, as vice president and chief technology officer from April 2001 to April 2006, as vice president, platform technology from January 2000 to April 2001, as director of technology programs from October 1998 to January 2000 and as senior program manager from December 1992 to October 1998. Mr. Bedell received a B.A. in Religion from Dartmouth College.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors proposes the election of the persons listed below as directors of the Company. Each current director of the Company has been nominated for re-election.

The persons named in the enclosed proxy will vote to elect as directors the eight nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors. Each director will be elected to hold office until the next annual meeting of stockholders (and until the election and qualification of his successor or his earlier death, resignation or removal).

Nominees

Set forth below, for each nominee, are his name and age, positions with the Company, principal occupation and business experience during at least the past five years, the year of commencement of his term as a director of the Company and the names of other public companies in which he currently holds directorships or has held directorships during the past five years. We have also presented information below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director.

Michael J. Saylor (45) has served as chief executive officer and chairman of the Board of Directors since founding MicroStrategy in November 1989, and as president from November 1989 to November 2000 and since January 2005. Prior to that, Mr. Saylor was employed by E.I. du Pont de Nemours & Company as a venture manager from 1988 to 1989 and by Federal Group, Inc. as a consultant from 1987 to 1988. Mr. Saylor received an S.B. in Aeronautics and Astronautics and an S.B. in Science, Technology and Society from the Massachusetts Institute of Technology. We believe that Mr. Saylor is well suited to serve on our Board of Directors due to his position as our chief executive officer and his more than twenty years with the Company, including as its founder.

Sanju K. Bansal (44) has served as executive vice president and chief operating officer since 1993 and was previously vice president, consulting since joining MicroStrategy in 1990. He has been a member of the Board of Directors of MicroStrategy since September 1997 and has served as vice chairman of the Board of Directors since November 2000. Prior to joining MicroStrategy, Mr. Bansal was a consultant at Booz Allen & Hamilton, a worldwide technical and management consulting firm, from 1987 to 1990. Mr. Bansal serves as a member of the board of directors of The Advisory Board Company, a research services company listed on the Nasdaq Global Select Market. He received an S.B. in Electrical Engineering from the Massachusetts Institute of Technology and an M.S. in Computer Science from The Johns Hopkins University. We believe that Mr. Bansal is well suited to serve on our Board of Directors due to his position as our executive vice president and chief operating officer and his more than twenty years with the Company, including as a co-founder.

Matthew W. Calkins (37) has been a member of the Board of Directors of MicroStrategy since November 2004. In 1999, Mr. Calkins founded Appian Corporation, a privately-held business process management company, where he has served as president and chief executive officer since its founding. Mr. Calkins received a B.A. in Economics from Dartmouth College. We believe that Mr. Calkins is well suited to serve on our Board of Directors due to his experience in the software and services fields.

Robert H. Epstein (57) has been a member of the Board of Directors of MicroStrategy since January 2006. Mr. Epstein is currently president and chief executive officer of Takeda Lace, Inc., a trading and distribution company for various Asian textile manufacturing firms. From May 2002 to October 2007, Mr. Epstein was president and chief executive officer of Takeda Lace USA, Inc., the U.S. subsidiary of Japan-based textile manufacturer Takeda Lace Co., Ltd. From October 2001 to May 2002, Mr. Epstein pursued various business opportunities, including serving as a consultant for Warnaco Inc., an apparel manufacturer. From June 1978 to October 2001, Mr. Epstein served in various positions at textile manufacturer Liberty Fabrics of New York, Inc., concluding his tenure as division president and chief operating officer. Mr. Epstein received a B.S. in Psychology from Columbia University and did coursework at the Stern School of Business at New York University. We believe that Mr. Epstein is well suited to serve on our Board of Directors due to his international business experience.

David W. LaRue, Ph.D. (59) has been a member of the Board of Directors of MicroStrategy since February 2006. Dr. LaRue was a member of the accounting faculty of the University of Virginia’s McIntire School of Commerce for twenty-five years prior to his retirement in May 2008. Dr. LaRue has published several technical and policy articles in prominent tax and accounting journals and has testified on tax policy issues before the Ways and Means Committee of the U.S. House of Representatives and the U.S. Treasury Department. Dr. LaRue currently serves as an independent consultant on matters involving tax, accounting, and financial issues. He has been recognized as an expert witness in accounting, taxation, finance, and/or economics by the U.S. Tax Court, the Federal Claims Court, and several Federal District Courts. We believe that Dr. LaRue is well suited to serve on our Board of Directors due to his accounting, finance and tax experience.

Jarrod M. Patten (38) has been a member of the Board of Directors of Microstrategy since November 2004. In 1996, Mr. Patten founded RRG and has served as the president and chief executive officer since inception. RRG is an independent international consulting firm specializing in the development and implementation of enterprise-wide cost control strategies that heighten operational controls, increase transparency, ensure cost compliance and extend cost accountability for RRG’s geographically diverse client base. Mr. Patten received a B.S. in Biology and a B.A. in Biological Anthropology and Anatomy from the Trinity College of Arts and Sciences at Duke University. We believe that Mr. Patten is well suited to serve on our Board of Directors due to his international business, finance and compliance experience.

Carl J. Rickertsen (50) has been a member of the Board of Directors of MicroStrategy since October 2002. Mr. Rickertsen is currently managing partner of Pine Creek Partners, a private equity investment firm, a position he has held since January 2004. From January 1998 to January 2004, Mr. Rickertsen was chief operating officer and a partner at Thayer Capital Partners, a private equity investment firm. From September 1994 to January 1998, Mr. Rickertsen was a managing partner at Thayer. Mr. Rickertsen was a founding partner of three Thayer investment funds totaling over $1.4 billion and is a published author. From April 2003 to January 2010, Mr. Rickersten was a member of the board of directors of Convera Corporation, a publicly-traded search-engine software company. Mr. Rickertsen received a B.S. from Stanford University and an M.B.A. from Harvard Business School. We believe that Mr. Rickertsen is well suited to serve on our Board of Directors due to his finance and capital markets experience.

Thomas P. Spahr (45) has been a member of the Board of Directors of MicroStrategy since January 2006. Mr. Spahr is currently president of Libra Ventures, LLC, a start-up web based applications design company, a position he has held since November 2004. Since February 2004, Mr. Spahr has also been serving as vice president, secretary, and vice president of business development for Jex Technologies, Inc., a technology company focusing on automating health care logistics. From June 2001 to February 2004, Mr. Spahr was an independent investor. From October 1996 to June 2001, Mr. Spahr served in various positions at MicroStrategy, concluding his tenure as vice president, information systems and chief information officer. Mr. Spahr received an S.B. Degree in Aeronautics and Astronautics from the Massachusetts Institute of Technology. We believe that Mr. Spahr is well suited to serve on our Board of Directors due to his information systems experience and his prior service with the Company as described above.

Involvement in Certain Legal Proceedings

On December 14, 2000, Mr. Saylor and Mr. Bansal each entered into a settlement with the SEC in connection with the restatement of MicroStrategy’s financial results for 1999, 1998 and 1997. In the settlement, each of Mr. Saylor and Mr. Bansal consented, without admitting or denying the allegations in the SEC’s complaint, to the entry of a judgment enjoining him from violating the antifraud and recordkeeping provisions of the federal securities laws and ordering him to pay disgorgement and a civil penalty.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED HEREIN FOR ELECTION AS DIRECTOR.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Related Person Transactions Policy

We have adopted a formal written policy and procedure for the review, approval and ratification of related person transactions, as defined under the rules and regulations promulgated by the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). The policy covers any transaction in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. For purposes of the policy, a related person is defined as our directors, director nominees and executive officers since the beginning of our last fiscal year, beneficial owners of more than 5% of any class of our voting securities, members of their respective immediate family, and any entity in which the foregoing persons has or had a greater than 10% ownership interest. The policy generally requires any proposed related person transaction to be reported to our General Counsel and reviewed and approved by the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) prior to effectiveness or consummation of the transaction, whenever practical. If the General Counsel determines that advance approval of a related person transaction is not practical under the circumstances, the Audit Committee must review the transaction and, in its discretion, may ratify the related person transaction at the next meeting of the Committee. For transactions arising between meetings of the Audit Committee, the Chair of the Audit Committee can approve the transaction, subject to ratification by the Audit Committee at the next meeting of the Audit Committee. If the General Counsel first learns of a related person transaction after such transaction has already taken place, the Audit Committee must review and, in its discretion, may ratify the related person transaction at its next meeting. Related person transactions involving compensation of executive officers also require the review and approval of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”).

The Audit Committee may approve or ratify the related person transaction only if the Audit Committee determines that, under the circumstances, the transaction is in our best interests. The Audit Committee may impose conditions on the related person transaction as it deems appropriate. In making such determination, the Audit Committee reviews and considers the following, among other factors:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature is reviewed by the Audit Committee annually.

In addition to the procedures set forth in the policy, we have multiple processes for reporting conflicts of interests, including related person transactions, to the Audit Committee. Under our Code of Conduct, all employees are required to report any transaction or relationship that reasonably could be expected to give rise to a conflict of interest to the General Counsel or to the Audit Committee, as appropriate. We also annually distribute questionnaires to our executive officers and members of the Board of Directors requesting certain information regarding, among other things, their immediate family members, employment, and beneficial ownership interests, which information is then reviewed for any conflicts of interest under the Code of Conduct and for any related person transaction under the policy.

There have been no related person transactions required to be reported pursuant to rules or regulations promulgated by the Securities Exchange Act since the beginning of 2009.

Board of Directors

Our Board of Directors is currently comprised of Messrs. Saylor, Bansal, Calkins, Epstein, LaRue, Patten, Rickertsen and Spahr. The Board of Directors met four times during 2009. Each director who served on the Board of Directors during 2009 attended at least 75% of the aggregate number of meetings of the Board of Directors and its committees on which he served. The Board of Directors has determined that each of the non-employee directors of the Company (Messrs. Calkins, Epstein, LaRue, Patten, Rickertsen and Spahr), who collectively constitute a majority of the Board, is an independent director as defined in Rule 5605(a)(2) of the Nasdaq Stock Market, Inc. (“Nasdaq”) Listing Rules.

In evaluating whether Mr. Calkins is an independent director as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules and meets the additional independence requirements that apply to audit committee members under Nasdaq and SEC rules, the Board of Directors considered a teaming arrangement that has been entered into by Grant Thornton, our independent registered public accounting firm, and Appian Corporation (“Appian”), a private company of which Mr. Calkins is a founder, president, chief executive officer and majority owner. Pursuant to the teaming arrangement, Grant Thornton is a subcontractor on a contract proposal by Appian to the Office of the Comptroller of the Currency (the “OCC”), a federal government agency. If the OCC contract is awarded to Appian, Appian and Grant Thornton expect to enter into a subcontract whereby Appian would pay Grant Thornton funds received from the OCC pertaining to the services provided by Grant Thornton under the subcontract.

In evaluating whether Mr. Spahr is an independent director as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules, the Board of Directors considered a minority investment by Mr. Spahr in a private company that is an original equipment manufacturer partner of MicroStrategy.

The independent members of the Board of Directors regularly meet in executive session without any employee directors or other members of management in attendance.

Audit Committee

The Board of Directors has established a standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act and adopted the Eighth Amended and Restated Audit Committee Charter, which is publicly available on the Corporate Governance section of our website, www.microstrategy.com. The Audit Committee of the Board of Directors provides the opportunity for direct contact between our independent registered public accounting firm and the Board of Directors.

The Audit Committee is currently comprised of Messrs. LaRue (Chairman), Calkins and Patten. The Audit Committee met five times (including one telephonic meeting) during 2009. Each director who served on the Audit Committee during 2009 attended all of the meetings of the Audit Committee.

The Board of Directors has determined that each member of the Audit Committee meets the Nasdaq Marketplace Rule definition of an independent director for audit committee purposes, as well as the independence requirements of Rule 10A-3 under the Securities Exchange Act. The Board of Directors has designated Mr. LaRue as an audit committee financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K. Additional information regarding the Audit Committee and its functions and responsibilities is included in this Proxy Statement under the caption “Audit Committee Report.”

Compensation Committee

The Board of Directors has established a standing Compensation Committee and adopted an Amended and Restated Charter for the Compensation Committee which is publicly available on the Corporate Governance section of our website, www.microstrategy.com. The Compensation Committee of the Board of Directors makes compensation decisions regarding our President and Chief Executive Officer and performs other functions related to compensation matters.

The Compensation Committee is currently comprised of Messrs. Rickertsen (Chairman) and Patten. The Compensation Committee held two telephonic meetings during 2009. Each member of the Compensation Committee attended all of the meetings of the Compensation Committee.

The Board of Directors has determined that each member of the Compensation Committee meets the Nasdaq Listing Rules definition of an independent director for compensation committee purposes. Each member of the Compensation Committee is also a non-employee director, as defined in Rule 16b-3 under the Securities Exchange Act, and an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Additional information regarding the Compensation Committee and its functions and responsibilities is included in this Proxy Statement under the captions “Compensation Discussion and Analysis” and “Compensation Committee Report.”

Controlled Company

We are a controlled company as defined in Rule 5615(c)(2) of the Nasdaq Listing Rules, because more than 50% of the voting power of the Company is controlled by our Chairman, President and Chief Executive Officer, Michael J. Saylor. Since we are a controlled company under the Nasdaq Listing Rules, the Board has determined that the Board, rather than a nominating committee, is the most appropriate body for identifying director candidates and selecting nominees to be presented at the Annual Meeting.

Board Leadership Structure

Mr. Saylor, our President and Chief Executive Officer, is also the Chairman of the Board. Our Board has determined that having the same individual hold both positions is appropriate for a controlled company, in the best interests of MicroStrategy and our stockholders, and consistent with good corporate governance for the following reasons:

•

Our Chief Executive Officer is more familiar with our business and strategy than an independent, non-employee Chairman would be and is thus better positioned to focus our Board’s agenda on the key issues facing our Company.

•	A single Chairman and Chief Executive Officer provides strong and consistent leadership for the Company, without risking overlap or conflict of roles.

•	Oversight of our Company is the responsibility of our Board as a whole, and this responsibility can be properly discharged without an independent Chairman.

We do not have a lead independent director or a presiding director; however, the independent directors meet as necessary in executive sessions of the Board. In light of our status as a controlled company, we believe that our Board structure provides an appropriate balance of management leadership and non-management oversight.

Oversight of Risk

Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our Board oversees risk management activities relating to business strategy, capital allocation, organizational structure and certain operational risks; our Audit Committee oversees risk management activities related to financial controls and legal and compliance risks; and our Compensation Committee oversees risk management activities relating to the Company’s compensation policies and practices. In addition, since risk issues often overlap, committees from time to time can request that the full Board discuss particular risk issues.

Director Candidates

As noted above, we do not have a standing nominating committee and the functions of evaluating and selecting directors are performed by the Board of Directors as a whole. The Board will, from time to time, evaluate biographical information and background material relating to potential candidates and interview selected candidates. The Board does not currently have a charter or written policy with regard to the nomination process. We have not engaged a third party to assist us in identifying and evaluating the individuals nominated for election as directors at the Annual Meeting.

In considering whether to nominate any particular candidate for election to the Board, the Board uses various criteria to evaluate each candidate, including each candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and ability to act in the interests of our stockholders. The Board also considers whether a potential nominee would satisfy the Nasdaq Listing Rules definition of an independent director and the SEC’s definition of an audit committee financial expert. The Board does not set specific minimum qualifications or assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee. Our Board does not have a formal policy with respect to diversity, but we believe that the backgrounds and qualifications of our directors, considered as a group, should reflect a diverse set of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities, and the Board takes such diversity into consideration in connection with prospective nominees.

We do not have a formal policy with regard to the consideration of director candidates recommended by our stockholders because of our status as a controlled company under Nasdaq Listing Rules. Stockholder recommendations relating to director nominees or otherwise may be submitted in accordance with the procedures set forth below under the caption “Stockholder Proposals.” Any stockholder nominations proposed for consideration should include the nominee’s name and qualifications. Any recommendations received from stockholders will be evaluated in the same manner that potential nominees recommended by Board members, management or other parties are evaluated. Stockholders may also send communications to the Board of Directors in accordance with the procedures set forth below under the caption “Communicating with the Board of Directors.”

Director Attendance at Annual Meeting of Stockholders

Although we do not have a policy with regard to Board members’ attendance at our Annual Meeting, all directors are encouraged to attend the Annual Meeting. Five of the eight members of the Board of Directors attended the 2009 Annual Meeting of Stockholders.

Communicating with the Board of Directors

Stockholders who wish to send communications to the Board may do so by writing to the Secretary of the Company, MicroStrategy Incorporated, 1861 International Drive, McLean, Virginia 22102. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” All such letters must identify the author as a stockholder and must include the stockholder’s full name, address and a valid telephone number. The name of any specific intended Board recipient should be noted in the communication. The Secretary will forward any such correspondence to the intended recipients; however, prior to forwarding any such correspondence, the Secretary or his designee will review such correspondence, and in his or her discretion, may not forward communications that relate to ordinary business affairs, communications that are primarily commercial in nature, personal grievances or communications that relate to an improper or irrelevant topic or are otherwise inappropriate for the Board’s consideration.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and holders of more than 10% of our class A common stock to file with the SEC initial reports of ownership of our class A common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors, executive officers and holders of 10% of our class A common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our directors and executive officers regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to 2009.

Code of Ethics

On March 5, 2004, the Board of Directors, through its Audit Committee, adopted a Code of Ethics that applies to MicroStrategy’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and such other personnel of MicroStrategy or its majority-owned subsidiaries as may be designated from time to time by the chairman of the Audit Committee. The Code of Ethics is publicly available on the Corporate Governance section of our website, www.microstrategy.com. We intend to disclose any amendments to the Code of Ethics or any waiver from a provision of the Code of Ethics on the Corporate Governance section of our website, www.microstrategy.com.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

The seven individuals who are identified in the Summary Compensation Table on page 24 consist of our six named executive officers and Sanju K. Bansal, our Vice Chairman of the Board, Executive Vice President and Chief Operating Officer. We refer to these individuals in our Compensation Discussion and Analysis as our executive officers. The goal of our compensation program for these executive officers is the same as our goal for operating the Company—to create long-term value for our stockholders. In furtherance of this goal, our executive compensation program is designed to recognize, reward and provide incentives for exceptional individual performance, superior financial and operating results and effective leadership. It is also designed to align our executive officers’ interests with those of our stockholders and to encourage both their performance and retention. These objectives serve as the basis for determining the overall compensation of each executive, considered in light of Company performance.

Compensation Objectives

Performance and Alignment

Each of our executive officers possesses skills, experience and qualities that make him a unique and valuable member of the management team. The compensation for our executive officers reflects their abilities, superior management experience, continued high performance and their contribution to the leadership and management of their particular departments and the Company as a whole. We also seek to align the interests of our executive officers with those of our stockholders by evaluating executive performance on the basis of key financial metrics that we believe reflect short-term and long-term stockholder value. Key elements of our executive compensation program that achieve these objectives include:

•	a base salary that rewards overall performance and sets future expectations for performance;

•	a cash bonus that compensates Mr. Saylor, our Chairman of the Board, Chief Executive Officer and President, based on our diluted earnings per share for the fiscal year;

•

cash bonuses for Mr. Zolfaghari, our Executive Vice President, Worldwide Sales & Operations, that are determined by measuring his performance on a quarterly and annual basis against specific, pre-established financial metrics;

•

a cash bonus for each of Messrs. Bansal, Klein (our Executive Vice President, Law & General Counsel), Thede (our Executive Vice President, Finance & Chief Financial Officer), and Bedell (our Executive Vice President, Technology & Chief Technology Officer) that is based on a subjective assessment of his performance using quantitative and qualitative measures considered in light of our performance; and

•

cash bonuses for each of Messrs. Bansal, Klein, Thede, Zolfaghari and Bedell under our Performance Incentive Plan, which authorizes both fixed dollar cash bonus awards and cash bonus awards based on a percentage of core operating income, consisting of the income from continuing operations, before financing and other income and income taxes, of MicroStrategy’s consolidated core business intelligence business unit (“core operating income”). Cash bonus amounts pursuant to awards granted under the Performance Incentive Plan are generally payable only if the recipient remains employed by the Company for a period of three years following the end of the performance period for which the cash bonus has been determined.

We have not granted equity awards in MicroStrategy stock since 2004. We believe that the value of stock option grants in MicroStrategy stock may be too dependent on general market conditions and other factors that may not necessarily correlate with the performance of our core business intelligence business and may create unnecessary dilution to our shareholders. Accordingly, although all executive officers other than Mr. Thede and Mr. Locke (our former Executive Vice President, Finance & Chief Financial Officer) hold outstanding MicroStrategy stock options, we do not currently grant MicroStrategy stock options to the executive officers as part of their ongoing compensation arrangements. The last tranches of MicroStrategy stock options granted to our executive officers vested in 2008.

In the interest of continuing to motivate and retain our executive officers and other key employees, we implemented the Performance Incentive Plan described above in March 2010 in lieu of granting new MicroStrategy equity awards. Bonus awards under the Performance Incentive Plan that are based on a percentage of our core operating income seek to align the efforts of executive officers as closely as practicable to our objectives of growing the size and profitability of our core business intelligence business. Fixed dollar bonus awards under the Performance Incentive Plan provide us with additional flexibility to make an award with respect to a past performance period for performance, retention or other purposes with the award subject to the various conditions of the Performance Incentive Plan, including the three-year continuous employment requirement. These long-term incentive awards under the Performance Incentive Plan would be granted in addition to discretionary and other cash bonus awards granted to executive officers. We believe that awards under the Performance Incentive Plan and our other cash bonus plans provide appropriate incentives to executives to increase shareholder value.

In addition, we have granted options to purchase stock in our Angel.com subsidiary, which we established in the fall of 2008, to two executive officers who devote a portion of their time to the affairs of Angel.com in order to provide them with a long-term incentive to increase the value of the Angel.com business for the benefit of MicroStrategy shareholders generally.

Retention

Because of their experience and talents, our executives are often presented with other professional opportunities, including ones at potentially higher compensation levels. We attempt to retain our executives by providing a base salary and overall compensation package that is market competitive over time.

Implementing Our Objectives

Determining Compensation

Our executive compensation decisions are based on a review of our performance and a subjective assessment of the executive’s performance during the year against financial and strategic goals, taking into account the scope of the executive’s responsibilities, his employment and compensation history with us, overall compensation arrangements and long-term potential to enhance stockholder value. Specific factors that may affect compensation decisions for the executive officers include:

•	key financial metrics such as revenue, operating profit, core operating income, earnings per share, and operating margins;

•	strategic objectives such as technological innovation, globalization, improvement in market position and feedback from customers; and

•	operational goals for the Company or a particular business department, including improved deployment of resources and expansion.

We have adopted incentive cash bonus plans for Messrs. Saylor and Zolfaghari that measure performance against specific, pre-established metrics on a quarterly or an annual basis because we believe that their responsibilities can be tied to specific Company-wide performance metrics. We generally do not adhere solely to formulas with respect to the compensation of our other executive officers because we believe that more qualitative and subjective evaluations are necessary in determining their appropriate levels of compensation. In 2009, we adopted discretionary cash bonus plans for these other executive officers based on a subjective evaluation of the individual performance in the context of general economic and industry conditions and Company performance.

Since the last tranches of MicroStrategy stock options granted to executive officers vested in 2008, our CEO granted fixed dollar bonus awards to Messrs. Bansal, Klein, Thede, Zolfaghari and Bedell under our Performance Incentive Plan in April 2010 in order to continue to motivate and retain our officers and to reward them for their individual performance and Company performance in 2009. The cash bonus amounts pursuant to these awards cumulatively represent approximately 3% of the Company’s core operating income for 2009. The CEO determined this cumulative amount for these awards based on his subjective determination of an appropriate amount that would help motivate and retain the executive officers and on his subjective evaluation of the individual performance of these officers in the context of general economic and industry conditions and Company performance, taking into account the scope of the executive’s responsibilities, his employment and compensation history with us, overall compensation arrangements and long-term potential to enhance stockholder value. Based on the same subjective determination and evaluation of the foregoing factors by the Compensation Committee and the recommendation of the CEO, the Compensation Committee granted to Messrs. Bansal, Klein, Thede, Zolfaghari and Bedell awards under our Performance Incentive Plan in March 2010, which are based on a percentage of our core operating income for 2010 and will cumulatively represent approximately 3% of 2010 core operating income. These award grants for 2010 are subject to shareholder approval of the material terms for payment of certain executive incentive compensation submitted at the 2010 annual meeting. The awards granted under the Performance Incentive Plan for the 2009 and 2010 performance periods described above are subject to the continuous employment requirement and other conditions of the Performance Incentive Plan described in more detail below.

We incorporate flexibility into our compensation program and in the assessment process to respond to and adjust for an evolving and dynamic business environment. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our executive officers to deliver superior performance and to achieve our retention goals.

While not conducting formal benchmarking, the Compensation Committee considered in 2008 the compensation provided to the chief executive officers of Business Objects, Cognos, Actuate, Sybase, Informatica and Teradata and in 2007 the compensation provided to the chief executive officers of Business Objects and

Cognos, in establishing compensation arrangements for the CEO based on its desire to provide the CEO with a base salary and overall compensation package that is market competitive over time. In 2009, the Compensation Committee established Mr. Saylor’s compensation arrangements without conducting formal benchmarking or referencing the compensation provided to other chief executive officers beyond its recent review of such information in the prior years.

The CEO does not conduct benchmarking in establishing compensation arrangements for any of the other executive officers, but instead establishes compensation based on his subjective determination of the scope of responsibilities placed on each executive officer, the executive officer’s unique leadership skills, management experience and contributions, while also taking into account economic and industry conditions and Company performance. The CEO does not assign relative weights to Company and individual performance in establishing these compensation arrangements, but instead makes a subjective determination after considering such performances collectively.

No Employment or Severance Agreements

Our executive officers do not have employment, severance or change-of-control agreements. Our CEO serves at the will of the Board and the other executive officers serve at the will of the Board and the CEO. This approach is consistent with our employment and compensation philosophy that relies significantly upon providing performance-based incentives and aligning the interests of executives with those of our stockholders.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for compensation over $1 million paid to its chief executive officer and its other officers (other than the chief financial officer) whose compensation is required to be disclosed to the company’s stockholders under the Securities Exchange Act for being among the most highly compensated officers. However, qualified performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee and the CEO take into account, to the extent they believe appropriate, the limitations on the deductibility of executive compensation imposed by Section 162(m) in determining compensation levels and practices applicable to the executive officers. The Compensation Committee and CEO believe that there may be circumstances in which our interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m).

Role of the Compensation Committee and CEO

The Compensation Committee has the authority and responsibility to develop, adopt and implement compensation arrangements for the CEO. The Board has delegated to the CEO the authority and responsibility to develop, adopt and implement compensation arrangements for all other executive officers, including all executive officers other than the CEO. The CEO makes compensation determinations regarding other executive officers in periodic consultation with the Compensation Committee, consistent with the Nasdaq rules applicable to controlled companies, except with respect to awards granted under the Performance Incentive Plan that we seek to qualify as performance-based compensation under Section 162(m), which are determined by the Compensation Committee. Neither the Company nor the Compensation Committee has engaged a third-party compensation consultant to help determine or provide input regarding the determination of 2009 or 2010 compensation for the CEO or the other executive officers.

Equity Ownership Guidelines

Mr. Saylor beneficially owns 393,146 shares of class A common stock and 2,358,700 shares of class B common stock, or 65.8% of the total voting power and 22.6% of the total equity interest in the Company as of March 10, 2010. Mr. Bansal beneficially owns 75,800 shares of class A common stock and 320,662 shares of class B common stock, or 9.1% of the total voting power and 3.4% of the total equity interest in the Company as of March 10, 2010. Accordingly, given the significant equity stakes already held by Messrs. Saylor and Bansal, we do not believe that any equity ownership guidelines would be meaningful.

Elements Used to Achieve Compensation Objectives

The principal elements of our compensation program for Mr. Saylor are base salary and an incentive cash bonus plan based on our diluted earnings per share during the fiscal year. The principal elements of our compensation program for Mr. Zolfaghari are base salary, incentive cash bonuses that are determined by measuring his performance on a quarterly and annual basis against specific, pre-established financial metrics, a fixed dollar bonus award under the Performance Incentive Plan with respect to 2009, and a bonus award under the Performance Incentive Plan based on a percentage of core operating income with respect to 2010. The principal elements of our compensation program for Messrs. Bansal, Klein, Thede and Bedell are base salary, a discretionary cash bonus, a fixed dollar bonus award under the Performance Incentive Plan with respect to 2009, and a bonus award under the Performance Incentive Plan based on a percentage of core operating income with respect to 2010.

We also provide each of our executive officers with certain perquisites and other benefits that the Compensation Committee or CEO, as applicable, believes are reasonable and consistent with the objectives of our executive compensation program. Each of these compensation elements satisfies one or more of our performance, alignment, and retention objectives, as described more fully below. We combine the compensation elements for each executive in a manner we believe is consistent with the executive’s contributions to the Company. Although we do not currently grant equity compensation in MicroStrategy stock to executives, we believe that our executive compensation program nevertheless promotes long-term value to stockholders by providing a stable management team and rewarding financial results that are expected to contribute toward long-term stockholder value. Our executive compensation program presently consists primarily of base salary and cash bonuses, and also includes perquisites, the remaining value of MicroStrategy stock options previously granted, options to purchase stock of our Angel.com subsidiary, and health insurance, 401(k) matching, group term life insurance and other standard employee benefits.

Base Salary

We provide cash compensation in the form of base salary to attract and retain talented executives by recognizing the scope of responsibilities placed on each executive officer and rewarding each executive officer for his unique leadership skills, management experience and contributions. We also take into consideration economic and industry conditions and Company performance. We do not assign relative weights to Company and individual performance, but instead make a subjective determination after measuring such performances collectively. A competitive base salary is an important component of compensation as it provides a degree of financial stability for our executives.

Cash Bonuses

Our cash bonus compensation is designed to reward achievement of strategic and financial goals that support our objective of enhancing stockholder value and to motivate executives to achieve superior performance in their areas of responsibility. We have not made grants of equity compensation in MicroStrategy stock to executive officers since 2004. Accordingly, our cash bonus compensation program is the main vehicle for providing performance-based compensation to executives. We consider various factors in determining the form and structure of the cash bonus plan that is most appropriate for rewarding and motivating the individual executive officer.

Saylor Cash Bonus Plan

Our CEO is responsible for the business as a whole, and therefore, the Compensation Committee believes that basing the CEO’s incentive cash bonus on diluted earnings per share, a Company-wide financial metric, provides the appropriate incentive for his performance. We believe that establishing diluted earnings per share as a performance metric best aligns our CEO’s interests with those of our stockholders because increases in diluted earnings per share directly increase the overall value of the Company to stockholders.

In March 2009, the Compensation Committee established a plan for determining the eligible bonus amount with respect to Mr. Saylor’s performance for 2009 using the following graduated rates based on our achievement of specified levels of diluted earnings per share (DEPS), up to a maximum potential bonus payment of $4,800,000, subject to the Compensation Committee’s discretion to award a cash bonus amount lower than the amount calculated using the formula:

•	$400,000 per dollar of DEPS for the first dollar of DEPS, plus

•	$500,000 per dollar of DEPS for the second dollar of DEPS, plus

•	$600,000 per dollar of DEPS for each dollar of DEPS over $2.00.

The Compensation Committee adopted these graduated rates, rather than the single rate that had been used in recent past years, to provide additional incentive to the CEO to seek to achieve superior Company performance within a challenging macroeconomic environment.

In March 2010, the Compensation Committee established, subject to shareholder approval of the material terms for payment of certain executive incentive compensation submitted at the 2010 annual meeting, a plan for determining the eligible bonus amount with respect to Mr. Saylor’s performance for 2010 that uses the same formula as was used for 2009.

The maximum cash bonus amount for 2010 is set at $4,800,000, which is the same as the maximum amount that the Compensation Committee set for 2008 and 2009. The 2010 bonus formula also retains as a feature the Compensation Committee’s discretion to award a cash bonus amount lower than the amount calculated using the bonus formula. The Compensation Committee believes that maintaining a simple formula derived from our diluted earnings per share provides a transparent and readily understandable basis for providing performance-based compensation.

Zolfaghari Cash Bonus Plan

In establishing a 2009 cash bonus plan for Mr. Zolfaghari, the CEO considered Mr. Zolfaghari’s responsibility for managing the worldwide sales and sales operations of our core business intelligence business. Since Mr. Zolfaghari has direct responsibility for business activities that generate revenue from worldwide sales of our product licenses, support and other services, his bonus plan was designed to reward him for specific achievements in these areas. Under Mr. Zolfaghari’s bonus plan for 2009, he was eligible to receive:

•	quarterly cash bonus awards determined by multiplying 0.50% by our core operating income for each quarter in 2009; and

•	an annual cash bonus award determined by multiplying 0.75% by the increase in the value of our maintenance contracts worldwide between the end of 2008 and the end of 2009.

For 2010, the CEO established a bonus plan for Mr. Zolfaghari that is identical in all material respects to Mr. Zolfaghari’s bonus plan for 2009, except that the bonus amounts will be based on our core operating income for 2010 and the increase in the value of maintenance contracts between 2009 and 2010. We believe that this plan is appropriate because it links a significant portion of Mr. Zolfaghari’s compensation to financial metrics that reflect his sales performance and that are tied to the Company’s earnings.

Discretionary Cash Bonuses

The compensation of Messrs. Bansal, Klein, Thede and Bedell in 2009 and 2010 included discretionary cash bonus arrangements based on the CEO’s subjective evaluation of the individual’s performance in the context of general economic and industry conditions and Company performance. In evaluating the individual’s performance and determining the bonus amount, the CEO takes into consideration the achievement of various strategic and financial objectives by each of these executives and the target bonus amount that was previously established. In setting target bonus amounts, the CEO considers his expectations for the business department headed by each executive officer and the executives’ potential for achieving the expectations. We believe that a discretionary cash bonus arrangement is an appropriate mechanism for rewarding and motivating Messrs. Bansal, Klein, Thede and Bedell because each of these executives is responsible for, among other things, strategic objectives that cannot always be measured by traditional financial metrics. These strategic objectives include managing and building department infrastructure, hiring key personnel to support our domestic and international operations, supporting our worldwide sales and services activities and developing corporate policies, controls, and procedures. Since Mr. Locke was not employed by the Company at the time of determination of the discretionary bonus amounts, he did not receive a discretionary cash bonus with respect to 2009.

In 2009, Mr. Klein also received a cash bonus in recognition of his efforts in connection with the sale of our former majority-owned subsidiary Alarm.com Incorporated, which was completed on February 13, 2009.

Performance Incentive Plan

In March 2010, the Compensation Committee adopted a Performance Incentive Plan for employees of the Company and any entities in which the Company may, from time to time, own a direct or indirect controlling interest. The Performance Incentive Plan contemplates the grant of two types of cash bonus awards to participants: (i) a fixed dollar amount determined at the time of grant and (ii) an amount calculated as a percentage of our core operating income with respect to a particular performance period (generally a fiscal year), in each case subject to reduction at the discretion of the administrator of the award for a specified amount of time following the applicable performance period. The Compensation Committee has the authority to grant and administer awards under the Plan that we intend to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and to grant and administer awards to the CEO. The CEO has the authority to grant and administer other awards under the Plan.

To encourage retention of award recipients, payment of any bonus amount determined under the Performance Incentive Plan with respect to a given performance period generally will occur within 31 days after the third anniversary of the end of the fiscal year in which the performance period occurs, subject to the award recipient being continuously employed during such three-year period and other terms and conditions of the Plan. The total amount paid under the Performance Incentive Plan to any individual award recipient may not exceed $1,500,000 in any fiscal year.

If an award recipient dies, becomes disabled or retires in a circumstance that would constitute a qualifying retirement under the Plan before the completion of the performance period of the award, the award recipient would be eligible to receive a pro rata portion of the cash bonus amount pertaining to the award based on the number of months of the award recipient’s employment with respect to such performance period (rounded down to the nearest whole month). If such an event occurs after the completion of the performance period of the award, but prior to the payment date of the award, the award recipient would be eligible to receive the full bonus amount pertaining to the award. In either case, payment of the bonus amount will occur on the applicable payment date of such award.

Bonus amounts may be reduced or recouped by us, in whole or in part, in the event the award administrator determines that the award recipient has engaged in fraud or misconduct. The award administrator may also reduce a bonus amount payable to a recipient, in whole or in part, if we experience a financial restatement and a previously determined bonus amount payable under an award is greater than it would be if such amount were determined based on the restated financial statement.

Since the last tranches of MicroStrategy stock options granted to executive officers vested in 2008, our CEO granted fixed dollar bonus awards to Messrs. Bansal, Klein, Thede, Zolfaghari and Bedell under our Performance

Incentive Plan in April 2010 in order to continue to motivate and retain them and to reward them for their individual performance and Company performance in 2009. The CEO made a subjective determination that an amount cumulatively representing approximately 3% of the Company’s core operating income for 2009 was an appropriate amount that would help motivate and retain these executive officers. The CEO then allocated this amount among these individuals based on his subjective evaluation of the individual performance of each officer in the context of general economic and industry conditions and Company performance, taking into account the scope of the executive’s responsibilities, his employment and compensation history with us, overall compensation arrangements and long-term potential to enhance stockholder value. The Compensation Committee, acting upon the recommendation of the CEO, granted to Messrs. Bansal, Klein, Thede, Zolfaghari and Bedell awards under our Performance Incentive Plan in March 2010, which are based on a percentage of our core operating income for 2010 and will cumulatively represent approximately 3% of 2010 core operating income. These awards for 2009 and 2010 are subject to the continuous employment requirement and other conditions of the Performance Incentive Plan described in more detail above.

Perquisites and Other Personal Benefits

We provide executive officers with perquisites and other personal benefits that the Compensation Committee and the CEO believe are reasonable and consistent with our overall compensation program. We believe that the relatively low cost of these benefits to us is a reasonable use of our resources. These benefits allow our executives to:

•

participate in important Company meetings and other events for which the Company’s payment of the expenses of such executives and their guests may result in imputed compensation to such executives for tax purposes;

•	maintain appropriate levels of visibility and activity in business, professional and social circles that may benefit our business, as well as enjoying time with friends and family; and

•	enhance our ability to retain our executive officers.

We allow executive officers to make personal use of tickets to sporting, charity, dining, entertainment or similar events as well as use of corporate suites, club memberships or similar facilities that we may acquire, which we refer to as the Corporate Development Programs. Such personal use may result in imputed compensation to participating individuals for tax purposes. To the extent personal use results in such imputed compensation to an executive officer, we pay to (or withhold and pay to the appropriate taxing authority on behalf of) such executive officer a “tax gross-up” in cash, which would approximate the amount of the individual’s federal and state income and payroll taxes on the taxable income associated with such personal use of these programs, plus federal and state income and payroll taxes on the taxes that the individual may incur as a result of the payment of taxes by us.

From time to time, our Board of Directors may hold meetings and other related activities in various locations. We pay for specified travel, lodging, food, beverage, entertainment and related expenses on behalf of the participants and their guests. Participation in these activities may result in imputed compensation to participating individuals for tax purposes. To the extent that participation results in such imputed compensation to a participating executive officer, we provide such officer a tax gross-up for taxes he may incur as a result of his participation.

We sponsor an annual trip and related events for sales and service personnel who have met specified performance criteria. We believe that participation by Messrs. Saylor and Zolfaghari in these events is important and beneficial to us because it strengthens their relationship with key sales and services personnel. Accordingly, we have authorized Messrs. Saylor and Zolfaghari, as well as their guests, to attend these events. We pay for specified travel, lodging, food, beverage, entertainment and related expenses on behalf of the participants. Participation in this event may result in imputed compensation to participating individuals for tax purposes. To the extent that participation results in such imputed compensation to a participating executive officer, we provide such officer a tax gross-up for taxes he may incur as a result of his participation. We provide a similar gross-up payment to any other participating employees. We have established a policy that the compensation imputed to Mr. Saylor as a result of this perquisite may not exceed $30,000 in any fiscal year.

In addition, we may hold, host or otherwise arrange events, outings or other similar entertainment functions at which Messrs. Saylor and Bansal are permitted to entertain personal guests and are paid a tax gross-up for taxes they may incur as a result of such event. We have established a policy that the aggregate incremental cost to us of such entertainment activities (to the extent that they are not Corporate Development Programs) attributable to each of Messrs. Saylor and Bansal, including all tax gross-up payments, may not exceed $75,000 in any fiscal year.

We also make available to Mr. Saylor, as CEO, perquisites that are not generally available to other executive officers:

•	We pay Mr. Saylor’s monthly dues at a private club that offers dining services and hosts business, professional and social community events.

•

We provide Company-owned vehicles and a driver to Mr. Saylor. In addition to business use, we have authorized Mr. Saylor to make personal use of the company-owned vehicles and related driving services when such vehicles are not being used for business purposes, and we provide a tax gross-up for taxes he may incur as a result of this personal use. Such arrangements enable Mr. Saylor to make more productive and efficient use of his time for Company business while he is in transit, enhance his personal security and help to preserve Company confidentiality by limiting his use of public transportation such as taxis and limousine rental services.

•

For the same reasons that we have authorized Mr. Saylor to make personal use of Company-owned vehicles and related driving services, we permit him to acquire the services of one or more drivers for vehicles other than Company-owned vehicles for personal use, and we provide a tax gross-up for taxes he may incur as a result of this personal use. We have established a policy that the aggregate compensation to Mr. Saylor and any other director or employee of the Company as a result of personal use of such alternative car services, including all tax gross-up payments, together may not exceed $150,000 in any fiscal year.

•

We also sublease, at no rental cost, a standard office space at our headquarters building to Alcantara LLC, a company of which Mr. Saylor is the sole member and through which Mr. Saylor conducts personal business activities, and provide a tax gross-up for taxes he may incur as a result of this sublease.

The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the CEO and may adjust, add or eliminate certain perquisites or benefits. The Compensation Committee believes that they are useful in motivating and retaining Mr. Saylor by allowing him to devote additional time to business matters and facilitating his participation in professional and social events that may help develop our business. Similarly, the CEO periodically reviews the levels of perquisites and other personal benefits provided to the other executive officers and may adjust, add or eliminate certain perquisites or benefits.

Determining Compensation

We generally establish in the first quarter of each fiscal year performance-based bonus plans. Determinations regarding the actual payment of bonuses are also generally made in the first quarter of the fiscal year following the year for which the bonuses are being awarded. Determinations regarding adjustments to base salary and to bonus targets are generally made in the second quarter of the fiscal year to the extent not established in the first quarter.

Base Salary

In 2009, the Compensation Committee considered our CEO’s base salary and determined to leave Mr. Saylor’s base salary of $875,000 unchanged from 2008 in light of adverse macroeconomic conditions. In addition, the CEO considered the base salaries of our other executive officers and also determined to leave their base salaries unchanged from 2008 based on our determination generally not to increase salary levels in 2009 for our employees in light of adverse macroeconomic conditions.

In 2010, the CEO adjusted the base salaries of executive officers as follows:

	Previous Annual Base Salary ($)	Adjusted Annual Base Salary ($)	Effective Date
Sanju K. Bansal	325,000	400,000	January 1, 2010
Jonathan F. Klein	400,000	550,000	January 1, 2010
Douglas K. Thede	350,000	400,000	January 1, 2010
Paul N. Zolfaghari	400,000	450,000	January 1, 2010
Jeffrey A. Bedell	350,000	400,000	January 1, 2010

In making these determinations, the CEO made subjective determinations that these increases in base salary were appropriate, and in so doing considered the following general factors:

•	Company performance over the prior several quarters and motivation for continued growth in the future;

•	increased job responsibilities of each executive as we continue to expand our business worldwide and adjust our strategic plan for an evolving business environment; and

•	the competitive market for talented managers with experience and expertise in the business intelligence and software technology fields.

The CEO considered each executive officer’s strengths and abilities in such officer’s respective fields, scope of responsibilities, employment and compensation history and such officer’s future potential. Each position is unique, not only in function but also in terms of the market norms for compensation and the pool of potential executives that may be available to fill that particular role. Given these unique conditions, determinations regarding base salaries are unique to each executive officer and do not necessarily reflect any comparative judgments. With respect to each of the executive officers other than himself, the CEO conducted a subjective assessment of the executive’s individual performance, as measured against various objectives as described above.

Cash Bonuses

On March 12, 2010, the Compensation Committee of the Board of Directors determined a cash bonus award to Mr. Saylor in the amount of $3,354,000 with respect to his performance during the 2009 fiscal year in accordance with the 2009 Saylor bonus plan. The 2009 Saylor bonus plan is based on the Company’s diluted earnings per share as was the case with Mr. Saylor’s bonus plan with respect to the 2008 fiscal year. Rather than using a single bonus rate as was the case with the 2008 Saylor bonus plan, however, the 2009 bonus formula established the eligible bonus amount using graduated rates based on the Company’s achievement of specified levels of earnings. Since the Company’s diluted earnings per share in 2009 was significantly higher than in 2008 and the 2009 bonus formula used graduated rates that exceeded the single rate used in the 2008 Saylor bonus plan for diluted earnings per share in excess of $1.00, the bonus paid to Mr. Saylor for 2009 was significantly higher than the bonus paid to him in 2008, consistent with the design of the 2009 Saylor bonus plan and the Compensation Committee’s philosophy in establishing the 2009 Saylor bonus plan. The Compensation Committee did not exercise its discretion to award a cash bonus amount lower than the amount calculated using the formula set forth in the 2009 Saylor bonus plan since the amount derived from the formula was consistent with the Compensation Committee’s assessment of Mr. Saylor’s strong overall performance and the financial performance of the Company in a difficult macroeconomic environment.

Cash bonus awards were made to Mr. Zolfaghari in accordance with his 2009 bonus plan. Mr. Zolfaghari received $545,233 in the aggregate under this plan. The bonus paid to Mr. Zolfaghari was consistent with the design of the 2009 Zolfaghari bonus plan and the CEO’s philosophy in establishing the 2009 Zolfaghari bonus plan.

The CEO used a subjective evaluation process, considering our overall performance and achievement of strategic objectives, as discussed earlier, in establishing discretionary bonus awards for Messrs. Bansal, Klein, Thede and Bedell for 2009. For example, the CEO considered that in 2009 we achieved growth in total revenues, continued to show solid operating efficiencies and margins, achieved improvements in income from product support and other services, and enhanced our global capacity by adding talented employees to support our increasing customer base and the increasing levels of sophistication in our customers’ business intelligence needs and applications. The CEO also considered the contribution of each executive officer to our overall performance and achievement of strategic objectives. As a result of this subjective evaluation process, on February 17, 2010, the CEO determined a cash bonus award with respect to performance in 2009 of $425,000 to Mr. Bansal, $650,000 to Mr. Klein, $350,000 to Mr. Thede, and $425,000 to Mr. Bedell.

The CEO used our core operating income for 2009 and a subjective evaluation process in establishing fixed dollar bonus awards for 2009 for Messrs. Bansal, Klein, Thede, Zolfaghari and Bedell under the Performance Incentive Plan. This subjective evaluation process considered motivation and retention objectives and individual performance in the context of general economic and industry conditions and Company performance, taking into account the scope of the executive’s responsibilities, his employment and compensation history with the Company, overall compensation arrangements and long-term potential to enhance stockholder value, as discussed earlier. As a result of this evaluation process, on April 11, 2010, the CEO granted a fixed dollar bonus award with respect to performance in 2009 of $400,000 to Mr. Bansal, $550,000 to Mr. Klein, $350,000 to Mr. Thede, $550,000 to Mr. Zolfaghari and $425,000 to Mr. Bedell. These awards are subject to the continuous employment requirement and other conditions of the Performance Incentive Plan described above.

In addition, on March 31, 2009, the CEO determined a cash bonus in the amount of $150,000 to Mr. Klein in recognition of his efforts in connection with the sale of our former majority-owned subsidiary, Alarm.com Incorporated.

Angel.com Stock Options

On September 17, 2009, the Board of Directors of Angel.com granted options to Messrs. Klein and Thede to purchase 82,500 and 55,000 shares, respectively, of the class A common stock of Angel.com Incorporated, a subsidiary of MicroStrategy Incorporated established in the fall of 2008. We granted equity awards in this subsidiary to Messrs. Klein and Thede because they devote a portion of their time to the affairs of Angel.com and are expected to provide significant contributions to the growth and strategic direction of the Angel.com business. The awards to Messrs. Klein and Thede amount, as of March 10, 2010, to approximately 0.6% and 0.4%, respectively, of the fully diluted equity interests of Angel.com Incorporated. The size of each option award was determined based on the CEO’s subjective evaluation of the expected contribution of each executive to growing the value of the Angel.com business, which would benefit MicroStrategy’s shareholders generally.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

By the Compensation Committee of the Board of Directors of MicroStrategy Incorporated.

Carl J. Rickertsen

Jarrod M. Patten

Executive Officer Compensation

The compensation information set forth below relates to compensation paid by us to our chief executive officer, chief financial officer, former chief financial officer and our four other most highly compensated executive officers who were serving as executive officers as of December 31, 2009. We refer to these executives collectively as our executive officers.

Summary Compensation Table

The table below sets forth certain information concerning the compensation of the executive officers for the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)		All Other Compen- sation ($)(2)	Total ($)
Michael J. Saylor	2009	875,000	—	—		3,354,000	(3)	484,872	4,713,872
Chairman of the Board, President and Chief Executive Officer	2008	787,500	—	—		1,359,704	(4)	548,680	2,695,884
	2007	525,000	—	—		1,819,592	(5)	285,392	2,629,984

Sanju K. Bansal	2009	325,000	425,000	—		—		5,141	755,141
Vice Chairman of the Board, Executive Vice President, and Chief Operating Officer	2008	291,667	405,000	—		—		61,068	757,735
	2007	216,667	375,000	—		—		46,477	638,144

Jonathan F. Klein	2009	400,000	800,000	32,381	(6)	—		5,658	1,238,039
Executive Vice President, Law & General Counsel	2008	383,333	620,000	—		—		8,312	1,011,645
	2007	341,667	550,000	—		—		2,420	894,087

Douglas K. Thede	2009	268,106	350,000	21,588	(6)	—		8,608	648,302
Executive Vice President, Finance & Chief Financial Officer

Paul N. Zolfaghari	2009	400,000	—	—		545,233	(7)	19,429	964,662
Executive Vice President, Worldwide Sales & Operations	2008	318,750	50,000	—		361,507	(8)	27,435	757,692
	2007	262,500	—	—		410,305	(9)	5,542	678,347

Jeffrey A. Bedell	2009	350,000	425,000	—		—		3,290	778,290
Executive Vice President, Technology & Chief Technology Officer

Arthur S. Locke, III	2009	127,882	—	—		—		5,528	133,410
Former Executive Vice President, Finance & Chief Financial Officer (10)	2008	383,333	645,000	—		—		20,971	1,049,304
	2007	341,667	550,000	—		—		6,093	897,760

(1)

Amounts shown represent the aggregate grant date fair value in respect of options to purchase shares of class A common stock of Angel.com Incorporated (“Angel.com”), a subsidiary of the Company, granted to the specified executive officers in the pertinent fiscal year, calculated in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation”. See Note 9, “Share-Based Compensation,” to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the year ended December 31, 2009, for the assumptions made in determining grant date fair values. These amounts reflect the aggregate grant date fair value for these options and are not intended to represent the value, if any, that is or will be actually realized by the individual.

(2)	All Other Compensation includes the value of perquisites and other personal benefits for the executive officer, employer 401(k) plan match, group term life insurance premiums, as well as “gross-ups” and other amounts reimbursed during the fiscal year for the payment of taxes, but does not include perquisites and other personal benefits for the executive officer if the total value of all perquisites and other personal benefits for such executive officer in a given fiscal year was less than $10,000.

For purposes of the amounts reported in this column:

•	“Sublease” refers to the sublease of office space by the Company to Alcantara LLC;

•

“Corporate Development Programs” refers to tickets to sporting, charity, dining, entertainment or similar events as well as use of corporate suites, club memberships or similar facilities that the Company may acquire;

•	“Company Vehicles” refers to the Company’s limousine, sedan and related driving services;

•	“Alternative Car Services” refers to services of one or more drivers for vehicles other than a Company-owned vehicle;

•	“Club Dues” refers to club dues paid on behalf of Mr. Saylor by the Company;

•

“Entertainment Events” refers to parties, outings or other similar entertainment events that we may hold, host or otherwise arrange, for which our payment of the expenses of executive officers and their guests may be deemed compensation to executive officers;

•	“President’s Club” refers to an annual trip and related events for sales and service personnel who have met specified performance criteria; and

•

“Meeting Activities” refers to Board of Directors meetings and other related activities in various locations for which our payment of the expenses of executive officers and their guests may be deemed compensation to executive officers.

See “Compensation Discussion and Analysis” for further discussion of the benefits referred to in this footnote.

With respect to each individual perquisite or benefit, we report the higher of (i) aggregate incremental cost or (ii) compensation imputed to the executive officer for tax purposes. For each perquisite or benefit other than the Sublease, personal use of the Corporate Development Programs, and 2009 personal use of Company Vehicles, the amounts shown also reflect the aggregate incremental cost to the Company for such perquisite or benefit. We generally calculate aggregate incremental cost to the Company by disregarding fixed costs that the Company has already incurred as a general matter but are necessary to provide the perquisite, and aggregating only the variable costs that the Company incurs as a result of providing the perquisite to the employee.

•

In determining the aggregate incremental cost of providing the Sublease, we aggregated costs such as office supplies, telephone usage, an allocation of administrative expenses, office machines such as copiers, and additional utilities. We did not include any expense for furniture used from our pre-existing supply, office building rent that we incur regardless of whether we sublease the one office provided to Alcantara LLC, the value of a parking space provided in our building that we are allocated regardless of whether we sublease the office to Alcantara LLC, network infrastructure that we make available in our building generally, or the administration fee that we incur generally regardless of whether we sublease the office to Alcantara LLC.

•

In determining the aggregate incremental cost of providing personal use of Corporate Development Programs, we aggregated costs such as (x) additional event tickets purchased for the individual making personal use and his personal guests and (y) a portion of food service expenses incurred in connection with Corporate Development Programs based on the percentage of use attributable to such individual’s personal use. We did not include any expense that the Company incurred to lease facilities or to purchase annual ticket subscriptions for business entertainment that the Company subsequently made available for personal use.

•

With respect to the aggregate incremental cost of Mr. Saylor’s personal use of Company Vehicles, we included in the aggregate incremental cost calculation the entire annual cost to the Company of the vehicles and related driving services, regardless of the fact that such vehicles are generally available for Company business use when not being used by Mr. Saylor.

The following table shows the amounts of individual perquisites, other personal benefits, and certain other compensation that are reported in the aggregate as “All Other Compensation” in the Summary Compensation Table.

	All Other Compensation Table
		Perquisites and Other Personal Benefits										Additional All Other Compensation
Name	Year	Sublease ($) (a)	Company Vehicles ($) (b)	Alternative Car Services ($)	Club Dues ($)	Corporate Development Programs ($) (c)	Entertain- ment Events ($)	President’s Club ($)	Meeting Activities ($)	Miscellan- eous ($)		Employer 401K plan Match ($)	Life Insurance Premiums ($)(d)	Tax Reimburs- ement ($)(e)
Michael J. Saylor	2009	12,087	125,615	57,800	2,213	50,123	—	12,965	18,514	—		3,000	240	202,315	(f)
	2008	15,522	128,995	38,944	1,839	76,722	26,699	17,923	17,541	—		—	240	224,255	(g)
	2007	15,144	54,638	—	1,762	60,433	26,716	18,247	—	407	(h)	—	255	107,790	(i)

Sanju K. Bansal	2009	N/A	*	*	*	*	*	*	*	*		3,000	240	1,901
	2008	N/A	—	—	—	5,244	26,699	—	3,215	—		—	240	25,670	(j)
	2007	N/A	—	—	—	—	26,716	—	—	—		—	255	19,506	(k)

Jonathan F. Klein	2009	N/A	*	*	*	*	*	*	*	*		3,000	240	2,418
	2008	N/A	*	*	*	*	*	*	*	*		*	240	8,072
	2007	N/A	*	*	*	*	*	*	*	*		*	255	2,165

Douglas K. Thede	2009	N/A	*	*	*	*	*	*	*	*		3,000	240	5,368

Paul N. Zolfaghari	2009	N/A	—	—	—	1,664	—	8,943	—	—		3,000	360	5,462
	2008	N/A	—	—	—	—	—	11,541	4,178	—		—	240	11,476	(l)
	2007	N/A	*	*	*	*	*	*	*	*		*	255	5,287

Jeffrey A. Bedell	2009	N/A	*	*	*	*	*	*	*	*		3,000	240	50

Arthur S. Locke, III	2009	N/A	*	*	*	*	*	*	*	*		3,000	98	2,430
	2008	N/A	—	—	—	6,400	—	—	5,513	—		—	360	8,698
	2007	N/A	*	*	*	*	*	*	*	*		*	255	5,838

*	The appearance of an asterisk (*) in the All Other Compensation Table indicates that the total value of all perquisites and other personal benefits for the applicable executive officer in the applicable fiscal year was less than $10,000 and, therefore, the value, if any, of the applicable perquisite or other personal benefit is not reported.

(a)	The aggregate incremental cost of providing the Sublease is significantly lower than the amounts indicated in this table for these items, which reflect compensation imputed to Mr. Saylor for tax purposes. The aggregate incremental cost of providing the Sublease to Mr. Saylor in 2009, 2008 and 2007 was approximately $2,863, $3,020 and $1,659, respectively.

(b)	The aggregate incremental cost of providing personal use of Company Vehicles to Mr. Saylor in 2009 was lower than the amount indicated in this table, which reflects compensation imputed to Mr. Saylor for tax purposes. The aggregate incremental cost of providing personal use of the Company Vehicles to Mr. Saylor in 2009 was approximately $120,775.

(c)	The aggregate incremental cost of providing personal use of Corporate Development Programs is significantly lower than the amounts indicated in this table for these items, which reflect compensation imputed for tax purposes. The aggregate incremental cost of providing such personal use: (i) to Mr. Saylor in 2009, 2008 and 2007 was approximately $16,284, $23,736 and $20,565, respectively; (ii) to Mr. Bansal in 2008 was approximately $720; (iii) to Mr. Zolfaghari in 2009 was approximately $154; and (iv) to Mr. Locke in 2008 was approximately $210.

(d)	Amount shown represents the premium paid by the Company with respect to the applicable executive officer in connection with the Company’s provision of group term life insurance.

(e)	The applicable perquisites to which the tax reimbursement amount applies are detailed in footnotes only where the tax reimbursement amount equals or exceeds $10,000 for an executive officer in a fiscal year.

(f)	Amount shown includes a cash payment of: (i) $8,825 in connection with the Sublease; (ii) $36,595 in connection with personal use of Corporate Development Programs; (iii) $91,712 in connection with personal use of Company Vehicles; (iv) $42,200 in connection with personal use of Alternative Car Services; (v) $9,466 in connection with participation in President’s Club; and (vi) $13,517 in connection with participation in Meeting Activities.

(g)	Amount shown includes a cash payment of: (i) $11,333 in connection with the Sublease; (ii) $56,015 in connection with personal use of Corporate Development Programs; (iii) $83,088 in connection with personal use of Company Vehicles; (iv) $28,433 in connection with personal use of Alternative Car Services; (v) $19,493 in connection with Entertainment Events; (vi) $13,086 in connection with participation in President’s Club; and (vii) $12,807 in connection with participation in Meeting Activities.

(h)	The amount shown represents compensation imputed to Mr. Saylor in connection with the Company’s purchase of a sympathy flower arrangement.

(i)	Amount shown includes a cash payment of: (i) $11,056 in connection with the Sublease; (ii) $44,122 in connection with personal use of the Corporate Development Programs; (iii) $24,440 in connection with personal use of Company Vehicles; (iv) $19,506 in connection with Entertainment Events; and (v) $8,666 in connection with participation in President’s Club.

(j)	Amount shown includes a cash payment of: (i) $3,829 in connection with personal use of Corporate Development Programs; (ii) $19,493 in connection with Entertainment Events; and (iii) $2,348 in connection with participation in Meeting Activities.

(k)	Amount shown includes a cash payment of $19,506 in connection with an Entertainment Event.

(l)	Amount shown includes a cash payment of: (i) $8,426 in connection with participation in President’s Club and (ii) $3,050 in connection with participation in Meeting Activities.

(3)	Amount shown represents the cash bonus amount awarded to Mr. Saylor pursuant to his bonus plan for 2009.

(4)	Amount shown represents the cash bonus amount awarded to Mr. Saylor pursuant to his bonus plan for 2008.

(5)	Amount shown represents the cash bonus amount awarded to Mr. Saylor pursuant to his bonus plan for 2007.

(6)	Amount shown relates to an option to purchase shares of class A common stock of Angel.com.

(7)	Amount shown represents the cash bonus amount awarded to Mr. Zolfaghari pursuant to his bonus plan for 2009.

(8)	Amount shown represents the aggregate cash bonus amount awarded to Mr. Zolfaghari pursuant to his initial bonus plan for 2008 and modified bonus plan for 2008.

(9)	Amount shown represents the cash bonus amount awarded to Mr. Zolfaghari pursuant to his bonus plan for 2007.

(10)	Mr. Locke departed from the Company on March 25, 2009.

Grants of Plan-Based Awards for 2009

The following table sets forth certain information concerning grants of plan-based awards to the executive officers for the fiscal year ended December 31, 2009:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards					All Other Options Awards: Number of Securities Underlying Options (#) (1)	Exercise or Base Price of Option Awards ($/Sh) (2)	Grant Date Fair Value of Option Awards ($)(3)
		Threshold ($)	Target ($)		Maximum ($)
Michael J. Saylor	—	(4)	1,740,000	(4)	4,800,000	(4)	—	—	—
Sanju K. Bansal	—	—	—		—		—	—	—
Jonathan F. Klein	9/17/2009	—	—		—		82,500	1.80	32,381
Douglas K. Thede	9/17/2009	—	—		—		55,000	1.80	21,588
Paul N. Zolfaghari	—	(5)	458,908	(5)	(5)		—	—	—
Jeffrey A. Bedell	—	—	—		—		—	—	—
Arthur S. Locke, III	—	—	—		—		—	—	—

(1)	Amounts shown relate to options to purchase shares of class A common stock of Angel.com, a subsidiary of the Company, granted to the specified executive officers in the pertinent fiscal year.

(2)	Options to purchase shares of class A common stock of Angel.com were granted with an exercise price no less than the fair market value of such stock as determined by the Board of Directors of Angel.com on the grant date.

(3)	Amounts shown represent the aggregate grant date fair value in respect of options to purchase shares of class A common stock of Angel.com granted to the specified executive officers in the pertinent fiscal year, calculated in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation”. See Note 9, “Share-Based Compensation,” to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the year ended December 31, 2009, for the assumptions made in determining grant date fair values. These amounts reflect the aggregate grant date fair value for these options and are not intended to represent the value, if any, that is or will be actually realized by the individual.

(4)	The Compensation Committee established the 2009 Saylor Bonus Plan based on a performance goal relating to the Company’s diluted earnings per share for fiscal year 2009, as discussed in “Compensation Discussion and Analysis.” The maximum bonus amount that could be awarded pursuant to this plan was $4,800,000. There were no threshold or target bonus amounts under the 2009 Saylor Bonus Plan. When target awards are not determinable, SEC rules require the disclosure of representative amounts based on the previous year’s performance. Accordingly, the amount in the “Target” column represents the award for which Mr. Saylor would have been eligible if the Company’s diluted earnings per share for fiscal year 2009 were the same as the Company’s diluted earnings per share for fiscal year 2008. On March 12, 2010, the Compensation Committee awarded a cash bonus to Mr. Saylor in the amount of $3,354,000 (as set forth in the Summary Compensation Table above) with respect to his performance during fiscal year 2009 pursuant to the 2009 Saylor Bonus Plan. The cash bonus award was paid to Mr. Saylor in March 2010.

(5)

The CEO established a bonus plan for Mr. Zolfaghari for 2009 based on specific, pre-established financial metrics, as discussed in “Compensation Discussion and Analysis.” There were no threshold, target or maximum bonus amounts under Mr. Zolfaghari’s bonus plan for 2009. When target awards are not determinable, SEC rules require the disclosure of representative amounts based on the previous year’s performance. Accordingly, the amount in the “Target” column represents the award for which Mr. Zolfaghari would have been eligible if the Company’s core operating income and the growth in value of the Company’s worldwide maintenance contracts for fiscal year 2009 were the same as the Company’s core operating income and the growth in value of the Company’s worldwide maintenance contracts for fiscal year 2008. Bonus award payments were made to Mr. Zolfaghari in quarterly increments during 2009 and early 2010 with respect to the Company’s core operating income for each quarter of fiscal year 2009 in the aggregate amount of $440,538, and one annual increment in 2010 with respect to growth in the value of the Company’s worldwide maintenance contracts in fiscal year 2009 in the amount of $104,695, for a total of $545,233 (as set forth in the Summary Compensation Table above) with respect to his performance during fiscal year 2009 pursuant to his bonus plan for 2009.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table sets forth information concerning unexercised options outstanding as of December 31, 2009 for each of the executive officers. Option awards relating to the class A common stock of Angel.com, a subsidiary of the Company, are designated in the table below by the term “ANGL”. Unless so designated, all option information set forth below relates to option awards relating to the class A common stock of the Company.

Name	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price per Share ($)	Option Expiration Date
	Exercisable		Unexercisable
Michael J. Saylor	393,146	(1)	—		20.69	2/8/2013

Sanju K. Bansal	20,000	(2)	—		20.69	2/8/2013

Jonathan F. Klein	5,000	(3)	—		242.50	9/27/2010
	2,500	(4)	—		215.00	10/17/2010
	36,772	(5)	—		4.70	7/26/2012
	37,035	(6)	—		20.69	2/8/2013
	—		82,500 (ANGL)	(7)	1.80	9/17/2019

Douglas K. Thede	—		55,000 (ANGL)	(8)	1.80	9/17/2019

Paul N. Zolfaghari	5,000	(9)	—		441.25	6/9/2010
	400	(10)	—		215.00	10/17/2010

Jeffrey A. Bedell	105	(11)	—		1,698.75	2/15/2010
	1000	(12)	—		1,390.63	3/1/2010
	655	(13)	—		179.38	5/30/2010
	51	(14)	—		179.38	5/30/2010
	10,000	(15)	—		393.13	6/16/2010
	2,500	(16)	—		215.00	10/17/2010
	25,000	(17)	—		24.80	4/18/2011
	1,610	(18)	—		23.00	4/25/2012
	25,000	(19)	—		4.70	7/26/2012
	50,000	(20)	—		20.69	2/8/2013
Arthur S. Locke, III (21)	—		—		—	—

(1)	The shares subject to this stock option vested as follows: (i) 65,146 on 02/28/2004; (ii) 82,000 on 02/28/2005; (iii) 82,000 on 02/08/2006; (iv) 82,000 on 02/08/2007; and (v) 82,000 on 02/08/2008.

(2)	The shares subject to this stock option vested on 02/08/2008.

(3)	The shares subject to this stock option vested as follows: (i) 999 on 06/30/2001; (ii) 1,000 on 6/30/2002; (iii) 1,000 on 6/30/2003; (iv) 1,000 on 6/30/2004; and (v) 1,001 on 6/30/2005.

(4)	The shares subject to this stock option vested as follows: (i) 500 on 04/01/2001; (ii) 500 on 10/01/2001; (iii) 500 on 10/01/2002; (iv) 500 on 10/01/2003; and (v) 500 on 10/01/2004.

(5)	The shares subject to this stock option vested as follows: (i) 1,722 on 07/26/2004; (ii) 17,500 on 07/26/2005; and (iii) 17,500 on 07/26/2006.

(6)	The shares subject to this stock option vested as follows: (i) 7,035 on 02/08/2005; (ii) 10,000 on 02/08/2006; (iii) 10,000 on 02/08/2007; and (iv) 10,000 on 02/08/2008.

(7)	The First Installment (as defined below) of the shares subject to this stock option vests on the first to occur of: (i) an initial public offering of the common stock of Angel.com; (ii) a change in control over Angel.com; (iii) a sale of all or substantially all of the assets of Angel.com (other than to an affiliate of MicroStrategy or Michael J. Saylor) (the “Initial Vesting Date”). Assuming that the Initial Vesting Date occurs, to the extent any portion of this stock option does not vest on that date, then 16,500 shares vest on each July 1 that follows the Initial Vesting Date until such option is fully vested. The First Installment for purposes of this stock option means: (i) 16,500 shares if the Initial Vesting Date occurs before July 1, 2010; (ii) 33,000 shares if the Initial Vesting Date occurs on or after July 1, 2010 but before July 1, 2011; (iii) 49,500 shares if the Initial Vesting Date occurs on or after July 1, 2011 but before July 1, 2012; (iv) 66,000 shares if the Initial Vesting Date occurs on or after July 1, 2012 but before July 1, 2013; and (v) 82,500 shares if the Initial Vesting Date occurs on or after July 1, 2013.

(8)	The First Installment (as defined below) of the shares subject to this stock option vests on the first to occur of: (i) an initial public offering of the common stock of Angel.com; (ii) a change in control over Angel.com; (iii) a sale of all or substantially all of the assets of Angel.com (other than to an affiliate of MicroStrategy or Michael J. Saylor) (the “Initial Vesting Date”). Assuming that the Initial Vesting Date occurs, to the extent any portion of this stock option does not vest on that date, then 11,000 shares vest on each July 1 that follows the Initial Vesting Date until such option is fully vested. The First Installment for purposes of this stock option means: (i) 11,000 shares if the Initial Vesting Date occurs before July 1, 2010; (ii) 22,000 shares if the Initial Vesting Date occurs on or after July 1, 2010 but before July 1, 2011; (iii) 33,000 shares if the Initial Vesting Date occurs on or after July 1, 2011 but before July 1, 2012; (iv) 44,000 shares if the Initial Vesting Date occurs on or after July 1, 2012 but before July 1, 2013; and (v) 55,000 shares if the Initial Vesting Date occurs on or after July 1, 2013.

(9)	The shares subject to this stock option vested in five equal annual installments beginning on 06/30/2001.

(10)	The shares subject to this stock option vested as follows: (i) 80 on 04/01/2001; (ii) 80 on 10/01/2001; (iii) 80 on 10/01/2002; (iv) 80 on 10/01/2003; and (v) 80 on 10/01/2004.

(11)	The shares subject to this stock option vested as follows: (i) 5 on 03/31/2000; (ii) 5 on 06/30/2000; (iii) 5 on 09/30/2000; (iv) 6 on 12/31/2000; (v) 5 on 03/31/2001; (vi) 5 on 06/30/2001; (vii) 5 on 09/30/2001; (viii) 6 on 12/31/2001; (ix) 5 on 03/31/2002; (x) 5 on 06/30/2002; (xi) 5 on 09/30/2002; (xii) 6 on 12/31/2002; (xiii) 5 on 03/31/2003; (xiv) 5 on 06/30/2003; (xv) 5 on 09/30/2003; (xvi) 6 on 12/31/2003; (xvii) 5 on 03/31/2004; (xviii) 5 on 06/30/2004; (xix) 5 on 09/30/2004; and (xx) 6 on 12/31/2004.

(12)	The shares subject to this stock option vested in five equal annual installments beginning on 03/31/2001.

(13)	The shares subject to this stock option vested in five equal annual installments beginning on 06/30/2001.

(14)	The shares subject to this stock option vested as follows: (i) 3 on 06/30/2000; (ii) 2 on 09/30/2000; (iii) 3 on 12/31/2000; (iv) 2 on 03/31/2001; (v) 3 on 06/30/2001; (vi) 2 on 09/30/2001; (vii) 3 on 12/31/2001; (viii) 2 on 03/31/2002; (ix) 3 on 06/30/2002; (x) 2 on 09/30/2002; (xi) 3 on 12/31/2002; (xii) 2 on 03/31/2003; (xiii) 3 on 06/30/2003; (xiv) 3 on 09/30/2003; (xv) 2 on 12/31/2003; (xvi) 3 on 03/31/2004; (xvii) 3 on 06/30/2004; (xviii) 2 on 09/30/2004; (xix) 3 on 12/31/2004; and (xx) 2 on 03/31/2005.

(15)	The shares subject to this stock option vested in five equal annual installments beginning on 06/30/2001.

(16)	The shares subject to this stock option vested as follows: (i) 500 on 04/01/2001; (ii) 500 on 10/01/2001; (iii) 500 on 10/01/2002; (iv) 500 on 10/01/2003; and (v) 500 on 10/01/2004.

(17)	The shares subject to this stock option vested in four equal annual installments beginning on 04/18/2002.

(18)	The shares subject to this stock option vested as follows: (i) 81 on 04/25/2002, (ii) 80 on 06/30/2002, (iii) 81 on 09/30/2002, (iv) 80 on 12/31/2002, (v) 81 on 03/31/2003, (vi) 80 on 06/30/2003, (vii) 81 on 09/30/2003, (viii) 80 on 12/31/2003, (ix) 81 on 03/31/2004, (x) 80 on 06/30/2004, (xi) 81 on 09/30/2004, (xii) 80 on 12/31/2004, (xiii) 81 on 03/31/2005, (xiv) 80 on 06/30/2005, (xv) 81 on 09/30/2005, (xvi) 80 on 12/31/2005, (xvii) 80 on 03/31/2006, (xviii) 81 on 06/30/2006, (xix) 80 on 09/30/2006; and (xx) 81 on 12/31/2006.

(19)	The shares subject to this stock option vested in two equal annual installments beginning on 07/26/2005.

(20)	The shares subject to this stock option vested in five equal annual installments beginning on 02/08/2004.

(21)	Mr. Locke departed from the Company on March 25, 2009, and all of his stock options that were outstanding on such date were cancelled to the extent not exercised within three months following such date.

Option Exercises in 2009

The following table sets forth information concerning the number of shares acquired and the value realized on exercise of stock options during the fiscal year ended December 31, 2009 by each of the executive officers.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Michael J. Saylor	6,654	455,058
Sanju K. Bansal	—	—
Jonathan F. Klein	3,500	274,785
Douglas K. Thede	—	—
Paul N. Zolfaghari	9,000	693,713
Jeffrey A. Bedell	—	—
Arthur S. Locke, III	5,178	121,710

(1)	This amount represents the difference between the exercise price and the closing price of our class A common stock on the date of exercise. This amount may not represent the value that is actually realized by the executive officer upon sale of underlying shares due to differences between the closing price of our class A common stock on the date of exercise and the price or prices at which an individual may have sold the shares he received following exercise.

Director Compensation

Each non-employee or “outside” director receives a fee of $18,000 for each quarterly meeting of the Board of Directors that the outside director attends in person. An outside director may be paid a quarterly board meeting fee for attending a quarterly board meeting via telephonic conference call if the outside director has good reason for the outside director’s failure to attend such meeting in person as determined by the Chairman of the Board, but such payment is limited to one occurrence in any given fiscal year. Each outside director who is a member of the Audit Committee also receives a fee of $7,200 for each quarterly meeting of such committee that the outside director attends in person. Each outside director who is a member of the Compensation Committee also receives a fee of $3,600, which is paid quarterly, provided that, in order to be eligible to receive the fee with respect to a fiscal quarter, the outside director must have served on the Compensation Committee on the last day of such fiscal quarter. Each outside director may receive fees of up to $12,000 in any fiscal quarter for additional services delegated by the Board of Directors to such outside director in the outside director’s capacity as a member of the Audit Committee, the Compensation Committee, the Board of Directors or any other committees of the Board of Directors, provided that any such fee paid with respect to a particular service must be approved by the Board of Directors following the completion of such service by the outside director.

Each outside director is reimbursed for all reasonable out-of-pocket expenses incurred by him or her in attending meetings of the Board of Directors and any committee thereof and otherwise in performing his or her duties as an outside director, subject to compliance with our standard documentation policies regarding reimbursement of business expenses. From time to time, the Board of Directors may hold meetings and other related activities in various locations for which our payment of the expenses of outside directors and their guests may be deemed compensation to outside directors. In addition, we may hold, host or otherwise arrange parties, outings or other similar entertainment events for which our payment of the expenses of outside directors and their guests may be deemed compensation to outside directors.

We also make available, from time to time, Corporate Development Programs, Company-owned vehicles and related driving services, and the services of one or more drivers for vehicles other than Company-owned vehicles, for personal use by members of the Board of Directors of the Company, our executive officers, and other employees of the Company and its subsidiaries. To the extent that participation in Meeting Activities or Entertainment Events or personal use of Corporate Development Programs, Company Vehicles or Alternative Car Services is deemed compensation to a director, we pay to (or withhold and pay to the appropriate taxing authority on behalf of) such director a “tax gross-up” in cash, which would approximate the amount of the director’s federal and state income and payroll taxes on the taxable income associated with such participation or personal use plus federal and state income and payroll taxes on the taxes that the director may incur as a result of the payment of taxes by us, subject to the aggregate amount limitations described above in “Compensation Discussion and Analysis”, if applicable.

The following table sets forth information concerning the compensation of each of our non-employee directors for the fiscal year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($) (1)	Total ($)
Matthew W. Calkins	96,600	2,396	98,996
Robert H. Epstein	69,000	6,566	75,566
David W. LaRue	96,600	—	96,600
Jarrod M. Patten	110,400	948	111,348
Carl J. Rickertsen	82,800	7,198	89,998
Thomas P. Spahr	69,000	2,672	71,672

(1)	All Other Compensation includes the value of perquisites and other personal benefits for the director, as well as “gross-ups” and other amounts reimbursed during the fiscal year for the payment of taxes, but does not include perquisites and other personal benefits for the director if the total value of all perquisites and other personal benefits for such director in a given fiscal year was less than $10,000. To determine the value of each individual perquisite or benefit, we use the higher of (i) aggregate incremental cost or (ii) compensation imputed to the director for tax purposes. For the fiscal year ended December 31, 2009, the total value of all perquisites and other personal benefits for each director was less than $10,000, and accordingly, the figures shown in this column represent only amounts reimbursed to the applicable director for the fiscal year for the payment of taxes.

Equity Compensation Plan Information

The following table provides information about the class A common stock of the Company authorized for issuance under our equity compensation plans as of December 31, 2009:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by stockholders (1)	901,472	92.96	2,438,682	(2)
Equity compensation plans not approved by stockholders	—	—	—

Total	901,472	92.96	2,438,682	(2)

(1)	Includes our 1996 Stock Plan (“1996 Plan”), 1997 Stock Option Plan for French Employees (“French Plan”), 1997 Director Option Plan (“1997 Director Plan”) and Second Amended and Restated 1999 Stock Option Plan (“1999 Plan”).

(2)	Represents securities remaining available for future issuance under our 1999 Plan and excludes all securities subject to issuance upon exercise of options, warrants and rights outstanding as of December 31, 2009. We are no longer authorized to issue options under our 1996 Plan, French Plan or 1997 Director Plan. Although there were 2,438,682 shares of class A common stock remaining available for future issuance under our 1999 Plan as of December 31, 2009, we do not currently plan to issue any additional options under the 1999 Plan.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors acts under a written charter most recently amended and restated on April 28, 2009. Each member of the Audit Committee meets the Nasdaq Marketplace Rule definition of “independent” for audit committee purposes, as well as the independence requirements of Rule 10A-3 under the Securities Exchange Act.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2009 and discussed these financial statements with the Company’s management. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the system of internal controls. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting, financial and auditing personnel and the independent registered public accounting firm, the following, among other things:

•	the plan for, and the independent registered public accounting firm’s report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	management’s selection, application and disclosure of critical accounting policies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel.

Through periodic meetings during the fiscal year ended December 31, 2009 and the first quarter of 2010, the Audit Committee discussed the following significant items with management and Grant Thornton:

•	significant revenue contracts;

•	significant and complex transactions;

•	significant accounting and reporting issues and policies; and

•	quarterly business results and financial statements.

During the fiscal year ended December 31, 2009 and the first quarter of 2010, the Audit Committee performed the following, among other, functions:

•	selected Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010;

•	monitored the annual independent audit by Grant Thornton for the fiscal year ended December 31, 2009;

•	pre-approved all audit and permitted non-audit services to be provided to the Company by Grant Thornton;

•	reviewed the Company’s risk assessment and management procedures;

•	oversaw the Company’s internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•

reviewed and considered whether to approve any related party transactions with any director, executive officer of the Company and any related person transactions pursuant to the Company’s Related Person Transactions Policy; and

•

reviewed quarterly reports as required by the Company’s Board of Directors regarding significant revenue contracts requiring advance approval from the Audit Committee, litigation and regulatory matters and the status of internal controls and procedures.

During the fiscal year ended December 31, 2009, the Audit Committee also met in separate executive sessions with Grant Thornton, the Company’s Chief Executive Officer, Chief Financial Officer, Vice President, Finance & Worldwide Controller, Vice President, Risk Management, Vice President, Worldwide Revenue Recognition and Vice President, Internal Audit.

Management represented to the Audit Committee that the Company’s financial statements relating to the fiscal year ended December 31, 2009 had been prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee also reviewed and discussed with Grant Thornton the audited financial statements and the matters required by Statement on Auditing Standards 114 (The Auditor’s Communication With Those Charged with Governance), as amended. SAS 114 requires the Company’s independent registered public accounting firm to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•

the process used by management in formulating particularly sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusions regarding the reasonableness of those estimates; and

•

disagreements, if any, with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements (there were no such disagreements).

Grant Thornton also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding their communications with the Audit Committee concerning independence. Accordingly, the Audit Committee discussed with Grant Thornton its independence from the Company.

Based on its discussions with management and Grant Thornton, as well as its review of the representations and information provided by management and Grant Thornton, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

By the Audit Committee of the Board of Directors of MicroStrategy Incorporated.

David W. LaRue

Matthew W. Calkins

Jarrod M. Patten

PROPOSAL 2

APPROVAL OF THE MATERIAL TERMS FOR PAYMENT OF CERTAIN EXECUTIVE INCENTIVE COMPENSATION

The stockholders of MicroStrategy are asked to consider and vote upon a proposal to approve the material terms of certain incentive compensation that may be payable to the Company’s most highly compensated executive officers and other employees.

If the stockholders approve this proposal, the compensation paid pursuant to such material terms will be eligible to be fully deductible by the Company under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

Section 162(m) generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) (such officers of the Company, the “covered executive officers”), as determined in accordance with the applicable rules under Section 162(m) and the Securities Exchange Act. However, qualified performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company must pay qualified performance-based compensation solely on account of the attainment of one or more objective performance goals established in writing by the Compensation Committee no later than 90 days after commencement of the performance period to which the goals relate (but in no event after 25% of the period has elapsed) and at a time when the attainment of such goals is substantially uncertain. Performance goals may be based on one or more business criteria that apply to an individual, one or more business units or subsidiaries of the Company, one or more geographic regions, one or more customer or channel partner accounts, or one or more products or services of the Company or to the Company as a whole, but need not be based on an increase or positive result under the business criteria selected. For compensation that qualifies as performance-based compensation, the Compensation Committee is prohibited from increasing the amount of compensation payable if a performance goal is met, but may reduce or eliminate compensation even if such performance goal is attained. Stockholders must approve, with respect to qualified performance-based compensation: (i) the types of employees eligible to receive awards, which includes covered executive officers and all other employees, (ii) the types of performance goals, and (iii) the maximum amount that may be paid pursuant to an award or the formula used to calculate such amount.

Payment of qualified performance-based compensation to a covered executive officer will be contingent upon the attainment of one or more performance goals (which may be stated as alternative goals) established in writing by the Compensation Committee for the covered executive officer for each performance period, which period may be the Company’s taxable year or such other period as the Compensation Committee may determine. Performance goals will be based on one or more of the following business criteria, which may be measured on a GAAP (generally accepted accounting principles in the United States of America) or non-GAAP basis: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses and extraordinary or special items; (7) income from continuing operations before financing and other income and income taxes for the Company’s consolidated core business intelligence business unit; (8) income from continuing operations before financing and other income and income taxes; (9) operating margin; (10) operating income; (11) earnings per share; (12) return on capital, return on equity, return on assets, return on investment or other financial return ratios; (13) working capital; (14) ratio of debt to stockholders’ equity; (15) revenue; (16) revenue per employee; (17) market share; (18) proceeds from dispositions; (19) net cash provided from operating activities; (20) cash flow; (21) credit rating; (22) annualized value of contracts; and (23) changes between years or periods that are determined with respect to any of the above-listed performance criteria. The Compensation Committee may specify that such performance measures are subject to adjustment to take into account any one or more of the following: (i) extraordinary items or other unusual or one-time items, (ii) the cumulative effects of changes in accounting principles, (iii) the writedown of any asset, (iv) charges for restructuring and rationalization programs, (v) fluctuations in currency exchange rates, (vi) disposals of business segments, or (vii) acquisitions or dispositions.

The maximum qualified performance-based compensation award that may be granted to any covered executive officer based on attainment of one or more of the foregoing performance goals for a performance period that is one year or less is $8 million (with any amount paid for a performance period of less than one year counting against the limit for the fiscal year in which or with which such performance period ends). The maximum qualified performance-based compensation award that may be granted to any covered executive officer based on attainment of one or more of the foregoing performance goals for a performance period that is longer than one year (but no longer than five years) is $40 million.

The Compensation Committee takes into account, to the extent it believes appropriate, the limitations on the deductibility of executive compensation imposed by Section 162(m) in determining compensation levels and practices. The Compensation Committee from time to time may approve payment of discretionary incentive compensation based on business criteria other than the foregoing performance goals. Any such discretionary compensation would not qualify for the exclusion from the $1 million limitation on deductible compensation under Section 162(m).

Payment of incentive compensation relating to fiscal year 2010 or any period within such fiscal year to one or more covered executive officers may be subject to attainment of one or more of the performance goals described above. The incentive compensation that would have been payable with respect to the last fiscal year or that would be payable with respect to future periods based on such performance goals cannot be determined, because the payment of such compensation would be measured by or contingent upon attainment of the pre-established performance goals, the maximum amount of such compensation would depend on the Company’s performance for the applicable performance period, and the actual incentive compensation to a covered executive officer may reflect exercise of the Compensation Committee’s discretion to reduce the incentive compensation otherwise payable upon attainment of the performance goal.

Chief Executive Officer 2010 Cash Bonus Formula

In March 2010, the Compensation Committee established a formula for determining the eligible bonus amount with respect to Michael J. Saylor’s performance for fiscal year 2010 that is calculated using the following graduated rates based on the Company’s achievement of specified levels of diluted earnings per share (DEPS) for fiscal year 2010, up to a maximum potential bonus payment of $4,800,000, subject to the Compensation Committee’s discretion to award a cash bonus amount lower than the eligible bonus amount calculated using the formula:

•	$400,000 per dollar of DEPS for the first dollar of DEPS, plus

•	$500,000 per dollar of DEPS for the second dollar of DEPS, plus

•	$600,000 per dollar of DEPS for each dollar of DEPS over $2.00.

This compensation arrangement is intended to qualify as performance-based compensation under Section 162(m) and is subject to approval by MicroStrategy’s stockholders of this Proposal 2. If stockholder approval of this Proposal 2 is not obtained, this arrangement will be rescinded and of no further effect.

The actual cash bonus amount that may be payable pursuant to the bonus formula described above is not presently determinable because it depends upon MicroStrategy’s DEPS for fiscal year 2010, which is not yet known. In addition, as noted above, the Compensation Committee may reduce the calculated bonus amount at its sole discretion. If the foregoing formula had been in effect during fiscal year 2009, and assuming the Compensation Committee did not exercise discretion to reduce the calculated bonus amount, the cash bonus amount to which Michael J. Saylor would have been entitled would have been $3,354,000.

Performance Incentive Plan

In March 2010, the Compensation Committee adopted the MicroStrategy Incorporated Performance Incentive Plan (the “Plan”). Each employee of MicroStrategy and of any entities in which MicroStrategy may, from time to time, own a direct or indirect controlling interest is eligible to receive awards under the Plan. Currently, six executive officers and approximately 2,000 other employees are eligible to receive awards under the Plan.

An award consists of the right to receive a cash bonus amount that is either (A) a fixed amount determined at the time of grant of the award or (B) an amount calculated by multiplying a percentage that is specified at the time of grant of the award (“Bonus Percentage”) by MicroStrategy’s Core Operating Income (as described below) for the performance period of the award, in each case subject to reduction at the discretion of the administrator of the award for a specified amount of time following the applicable performance period, and otherwise in accordance with the terms and conditions of the Plan. For purposes of the Plan, “Core Operating Income” means income from operations before financing and other income and income taxes of MicroStrategy’s consolidated core business intelligence business unit. Payment of a bonus amount with respect to an award will occur within 31 days after the third anniversary of the last day of the fiscal year in which the performance period of the award occurs (a “Payment Date”), subject to the award recipient being continuously employed during such three-year period and the other terms and conditions of the Plan. If an award recipient dies, becomes disabled or retires in a circumstance that would constitute a qualifying retirement under the Plan (any such event, a “Special Separation Event”) before the completion of the performance period of the award, the award recipient would be eligible to receive a pro rata portion of the cash bonus amount pertaining to the award based on the number of months of the award recipient’s employment with respect to such performance period (rounded down to the nearest whole month), payable on the Payment Date of such award. If a Special Separation Event occurs after the completion of the performance period of the award, but prior to the Payment Date of the award, the award recipient would be eligible to receive the full bonus amount pertaining to the award, payable on the Payment Date of such award.

MicroStrategy’s Compensation Committee has the authority to grant awards under the Plan that the Company intends to qualify as performance-based compensation under Section 162(m) and to grant awards to the chief executive officer of MicroStrategy. MicroStrategy’s chief executive officer has the authority to grant any other awards under the Plan.

Bonus amounts may be reduced or recouped by the Company, in whole or in part, in the event the award administrator determines that the award recipient has engaged in fraud or misconduct. The award administrator may also reduce, in whole or in part, a bonus amount payable to a recipient if the Company experiences a financial restatement and a previously determined bonus amount payable under an award is greater than it would be if such amount were determined based on the restated financial statement. The total amount paid under the Plan to any individual participant may not exceed $1,500,000 in any fiscal year (the “Annual Cap”).

The Plan became effective upon its adoption by the Company’s Compensation Committee on March 30, 2010, provided that any grant of an award under the Plan that the Company intends to qualify as performance-based compensation under Section 162(m) (a “Section 162(m) Award”) is subject to approval of the applicable material terms of such grant that are required to be approved by MicroStrategy’s stockholders in order for payments under such award to be eligible to qualify as performance-based compensation under Section 162(m), to the extent not already so approved. The Plan will continue until terminated by the Company’s Compensation Committee.

The full text of the Plan is attached as Appendix 1 hereto.

As discussed on p. 23 of “Compensation Discussion and Analysis”, on April 11, 2010, our CEO granted fixed dollar bonus awards under the Plan with respect to 2009 performance to each of Messrs. Bansal, Klein, Thede, Zolfaghari and Bedell. These awards are not intended to be Section 162(m) Awards and are therefore not subject to stockholder approval of this Proposal 2.

On March 30, 2010, the Compensation Committee granted the following awards to executive officers under the Plan, each of which has a performance period of fiscal year 2010:

•	Sanju K. Bansal, Vice Chairman of the Board, Executive Vice President and Chief Operating Officer of MicroStrategy, received an award with a Bonus Percentage of 0.4848%;

•	Jonathan F. Klein, Executive Vice President, Law & General Counsel of MicroStrategy, received an award with a Bonus Percentage of 0.6667%;

•	Douglas K. Thede, Executive Vice President, Finance & Chief Financial Officer of MicroStrategy, received an award with a Bonus Percentage of 0.4242%;

•	Paul N. Zolfaghari, Executive Vice President, Worldwide Sales & Operations of MicroStrategy, received an award with a Bonus Percentage of 0.6667%; and

•	Jeffrey A. Bedell, Executive Vice President, Technology & Chief Technology Officer, received an award with a Bonus Percentage of 0.5152%.

Pursuant to these awards, each of the executive officers indicated above is eligible to receive, upon satisfaction of the terms and conditions of his award and subject to the Annual Cap, a cash bonus amount equal to the applicable Bonus Percentage multiplied by MicroStrategy’s Core Operating Income for fiscal year 2010. These compensation arrangements are intended to qualify as Section 162(m) Awards and are subject to approval by MicroStrategy’s stockholders of this Proposal 2. If stockholder approval of this Proposal 2 is not obtained, these compensation arrangements will be rescinded and of no further effect.

Actual cash bonus amounts that may be payable pursuant to the Plan awards described above are not presently determinable because they depend upon MicroStrategy’s Core Operating Income for fiscal year 2010, which is not yet known. In addition, as noted above, the applicable Plan administrator may reduce the calculated bonus amounts at its sole discretion.

If the Plan had been in effect during fiscal year 2009 and the bonus percentages shown above had applied to MicroStrategy’s fiscal year 2009 Core Operating Income, and assuming the Compensation Committee did not exercise discretion to reduce the calculated bonus amounts, cash bonus amounts to which the executive officers would have been entitled would have been as follows:

Executive Officer	Hypothetical Cash Bonus Amount under 2010 Awards Assuming Fiscal Year 2009 Core Operating Income ($)
Sanju K. Bansal	427,143
Jonathan F. Klein	587,409
Douglas K. Thede	373,750
Paul N. Zolfaghari	587,409
Jeffrey A. Bedell	453,927
Total Executive Officer Group	2,429,638

If our stockholders approve Proposal 2, we may grant additional Section 162(m) Awards under the Plan to our executive officers or other employees. The specific recipients, bonus percentages and cash bonus amounts ultimately payable pursuant to such awards, as well as amounts payable pursuant to any future fixed dollar bonus awards that may be granted under the Plan, cannot currently be determined.

Vote Required

Approval of this proposal will require the affirmative vote of a majority of the votes cast by the holders of Common Stock voting on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOREGOING PROPOSED MATERIAL TERMS FOR PAYMENT OF CERTAIN EXECUTIVE INCENTIVE COMPENSATION.

PROPOSAL 3

RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010

Selection of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2010

The Audit Committee has selected, and the Board of Directors has ratified the Audit Committee’s selection of, the firm of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. Although stockholder approval of the selection of Grant Thornton is not required by law, the Company believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of Grant Thornton.

Representatives of Grant Thornton are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF GRANT THORNTON.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Fees and Services

Aggregate fees for professional services rendered by Grant Thornton to us for work performed during and related to the fiscal years ended December 31, 2009 and 2008 are summarized in the table below.

Fee Category	2009 ($)	2008 ($)
Audit Fees	1,382,796	1,481,909
Audit-Related Fees	21,267	63,950
Tax Fees	—	—
All Other Fees	—	—

Total Fees	1,404,062	1,545,859

Audit Fees for the years ended December 31, 2009 and 2008 were for professional services rendered for the audits of our consolidated financial statements and statutory and subsidiary audits, services related to Sarbanes-Oxley Act compliance, and assistance with review of documents filed with the SEC.

Audit-Related Fees for the years ended December 31, 2009 and 2008 were for assurance and related services, employee benefit plan audits, accounting consultations and consultations concerning financial and accounting and reporting standards.

Audit Committee Pre-Approval Policies and Procedures

During the fiscal years ended December 31, 2009 and 2008, the Audit Committee pre-approved all services (audit and non-audit) provided to MicroStrategy by our independent registered public accounting firm. In situations where a matter cannot wait until a full Audit Committee meeting, the Chairman of the Audit Committee has authority to consider, and if appropriate, approve audit and non-audit services. Any decision by the Chairman of the Audit Committee to pre-approve services must be presented to the full Audit Committee for approval at its next scheduled quarterly meeting. The Audit Committee requires us to make required disclosure in our SEC periodic reports relating to the approval by the Audit Committee of audit and non-audit services to be performed by the independent registered public accounting firm and the fees paid by us for such services. All fees related to services performed by Grant Thornton during the fiscal years ended December 31, 2009 and 2008 were approved by the full Audit Committee.

OTHER MATTERS

The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone and personal interviews, and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, we will reimburse them for their out-of-pocket expenses in this regard.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to us at the following address: MicroStrategy Incorporated, 1861 International Drive, McLean, Virginia 22102, Attention: Investor Relations, or by calling 703-848-8600. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact us at the above address and phone number.

Stockholder Proposals

Proposals of stockholders intended to be presented at the 2011 Annual Meeting of Stockholders, including director nominations described above under the caption “Director Candidates,” must be received by us at our principal offices, 1861 International Drive, McLean, Virginia 22102 by December 23, 2010 for inclusion in the proxy materials for the 2011 Annual Meeting of Stockholders. MicroStrategy suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Company.

If a stockholder wishes to present a proposal before the 2011 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice by March 8, 2011, and if a stockholder fails to provide such timely notice of a proposal to be presented at the 2011 Annual Meeting of Stockholders, the proxies designated by the Board of Directors will have discretionary authority to vote on any such proposal.

By Order of the Board of Directors,

Sanju K. Bansal
Vice Chairman, Executive Vice President,
Chief Operating Officer and Secretary

April 16, 2010

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

Appendix 1

MICROSTRATEGY INCORPORATED

PERFORMANCE INCENTIVE PLAN

1. Purpose. This MicroStrategy Incorporated Performance Incentive Plan (the “Plan”) is intended to help motivate and retain certain key employees of MicroStrategy Incorporated, a Delaware corporation (“MicroStrategy”), and any entities in which MicroStrategy may, from time to time, own a direct or indirect controlling interest (such entities together with MicroStrategy, collectively, the “Company”). Any awards made under this Plan are made in addition to any other compensation arrangements that the Company may determine, including awards made pursuant to other cash bonus plans.

2. Certain Definitions. Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise:

“162(m) Award” means an Award made under the Plan that the Company intends to qualify as performance based-compensation under Code Section 162(m).

“Applicable Administrator” means (i) the Compensation Committee with respect to any 162(m) Award or any Award granted to the CEO or (ii) the CEO, with respect to any other Award.

“Award” means the right granted by the Applicable Administrator to a Participant to receive a cash amount that is calculated and paid pursuant to terms and conditions set by the Applicable Administrator with respect to such Award, subject to the terms and conditions of the Plan.

“Award Notice” has the meaning set forth in Section 5.2 of the Plan.

“Bonus Amount” means the amount that a Participant is eligible to be paid with respect to an Award, which amount is determined by the Applicable Administrator on the Determination Date by multiplying the Bonus Percentage applicable to such Award by the Core Operating Income for the Performance Period applicable to such Award (or in the case of a Fixed Bonus Award, the amount established pursuant to Section 5.5 hereof), subject in each case to (i) the Participant’s satisfaction of the Service Requirement, (ii) any adjustment pursuant to Section 5.4 or Section 7.2 of the Plan and (iii) the Applicable Administrator’s discretion to determine a lesser amount in accordance with Sections 7.3 and 9 of the Plan.

“Bonus Percentage” means the percentage established by the Applicable Administrator pursuant to Section 5.4.

“CEO” means the Chief Executive Officer of MicroStrategy.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Code Section” means a section of the Code and the regulations and guidance issued thereunder.

“Company” has the meaning set forth in Section 1 of the Plan.

“Compensation Committee” means the Compensation Committee of the Board of Directors of MicroStrategy.

“Continuously Employed” means, with respect to a Participant and a time period, that the Participant has been at all times during such period an employee or officer of, or consultant or advisor to, the Company, provided, however, that the Participant shall not be deemed to have ceased being Continuously Employed for any time during which the Participant takes a leave of absence permitted under Company policy or takes a leave of absence that is approved, with respect to a 162(m) Award, by the Compensation Committee of the Company, or, with respect to any other Award, by the CEO, including sick leave, military leave, or any other personal leave.

“Continuous Employment Requirement” means, with respect to an Award granted to a Participant, that such Participant has been Continuously Employed from the grant date of the Award through the third anniversary of the last day of the applicable Reference Year for such Award.

“Core Operating Income” means income from continuing operations before financing and other income and income taxes of MicroStrategy’s consolidated core business intelligence business unit (i.e., MicroStrategy’s consolidated business intelligence software and services business unit), as calculated in accordance with United States generally accepted accounting principles and shown in MicroStrategy’s Consolidated Statements of Operations by business unit for the applicable Performance Period, which excludes any amounts that are attributable to the Angel.com business. Core Operating Income may be adjusted by the Applicable Administrator with respect to a particular Award as set forth in Section 5.4.

“Determination Date” has the meaning set forth in Section 7.1 of the Plan.

“Effective Date” has the meaning set forth in Section 11.7 of the Plan.

“Fixed Bonus Award” has the meaning set forth in Section 5.5 of the Plan.

“MicroStrategy” has the meaning set forth in Section 1 of the Plan.

“Participant” means each employee of the Company that satisfies the eligibility requirements set forth in Section 4 of the Plan.

“Payment Date” has the meaning set forth in Section 8 of the Plan.

“Performance Period” means the time period for which a Participant’s performance is measured for purposes of an Award granted to such Participant. Each Performance Period shall consist of one fiscal year of the Company, unless otherwise determined by the Applicable Administrator at the time of the grant of the Award, and shall be set forth in the Award Notice pertaining to the particular Award.

“Qualifying Retirement” means a Participant’s voluntary termination of employment with the Company that satisfies each of the following three conditions:

(a)	the Participant provides at least six (6) months advance written notice (“Retirement Notice”) to the CEO of the effective date of such voluntary termination (the “Retirement Effective Date”);

(b)	the Participant has been Continuously Employed for a period of at least ten (10) years immediately prior to the Retirement Notice; and

(c)	the sum of the following equals or exceeds seventy-five (75):

(x)	the Participant’s age, at the time of Retirement Effective Date, in years rounded down to the nearest whole number of years, plus

(y)	the number of years that the Participant has been Continuously Employed on the Retirement Effective Date, rounded down to the nearest whole number, plus

(z)	one (1) but if and only if the sum of the number of months (rounded down to the nearest whole number) following the Participant’s most recent birthday and the number of months (rounded down to the nearest whole number) following the most recent anniversary of the date on which the Participant began to be Continuously Employed, each measured as of the Retirement Effective Date, equals or exceeds twelve (12) months.

Example: A Participant provided the CEO advance written notice on June 30 of the Participant’s intention to retire on December 31 of that year. At December 31 (the Retirement Effective Date), the Participant will be aged 57 years, 7 months and 4 days and will have been Continuously Employed by the Company for a period of 17 years, 6 months and 6 days. The requirements of clauses (a) and (b) above with respect to the voluntary termination of the Participant’s employment are satisfied. To determine whether the voluntary termination of the Participant’s employment also meets the requirement in clause (c) above, we add 57 (age in years rounded down to the nearest whole number of years) plus 17 (number of years that the Participant has been Continuously Employed by the Company rounded down to the nearest whole number of years) plus 1 (number of months following the Participant’s most recent birthday rounded down to the nearest whole number (7), plus number of months following most recent anniversary of the date on which the Participant began to be Continuously Employed rounded down to the nearest whole number (6) equals 13 which is greater than 12, resulting in 1 being added to the calculation), which equals 75. Since the requirements set forth in each of the clauses (a), (b) and (c) above are met, this Participant’s voluntary termination of employment is a Qualifying Retirement.

“Reference Year” has the meaning set forth in Section 5.3 of the Plan.

“Retirement Effective Date” has the meaning set forth in clause (a) of the definition of the term “Qualifying Retirement”.

“Retirement Notice” has the meaning set forth in clause (a) of the definition of the term “Qualifying Retirement”.

“Section 409A” means Code Section 409A and the guidance issued thereunder.

“Service Requirement” means, with respect to a particular Award granted to a Participant, either (i) the Participant satisfying the Continuous Employment Requirement or (ii) the occurrence of a Special Separation Event if such an event occurs prior to such Participant satisfying the Continuous Employment Requirement.

“Special Separation Event” means the death, disability (within the meaning of Code Section 409A(a)(2)(C)) or Qualifying Retirement of a Participant.

3. Administration.

3.1 Administration of Awards. The Plan and the Awards granted under the Plan will be administered by the Applicable Administrator. Subject to the terms and conditions of the Plan, the Applicable Administrator will determine the recipients, timing, and amounts of Awards to be granted under the Plan and the other terms and conditions of Awards, in each case in the sole discretion of such Applicable Administrator. The terms and conditions of the grants of Awards need not be the same with respect to each Participant or with respect to each Award. Each Award shall be administered by the Applicable Administrator who grants such Award, provided that no Participant may administer his or her own Award.

3.2 Rules and Incorporation. Subject to the provisions of the Plan, the Applicable Administrator will establish such rules and regulations as such Applicable Administrator deems necessary or advisable for the proper administration of the Plan with respect to each Participant whose Award is administered by such Applicable Administrator, and will make determinations and will take such other actions in connection with or in relation to accomplishing the objectives of the Plan as such Applicable Administrator deems necessary or advisable. Each determination or other action made or taken by the Applicable Administrator pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Awards granted hereunder will be final and conclusive for all purposes with respect to the Company and each Participant whose Award is administered by such Applicable Administrator, and any former Participant under the Plan whose Award is administered by such Applicable Administrator, as well as their respective successors in interest.

4. Eligibility for Participation. Eligibility for participation under the Plan shall be limited to employees of the Company. The fact that an employee is eligible to participate under the Plan with respect to any Performance Period does not mean that he or she will be granted an Award with respect to any, every or additional Performance Period.

5. Grant of Awards.

5.1 Timing of Grants. The Applicable Administrator may, from time to time and in the sole discretion of the Applicable Administrator, grant an Award to any Participant under the Plan; provided that the Compensation Committee shall grant any 162(m) Awards no later than 90 days after the beginning of the applicable Performance Period in accordance with Code Section 162(m) (or within such shorter period required by Code Section 162(m) with respect to a Performance Period that is less than one year in length).

5.2 Documentation. An Award shall be evidenced by a written instrument in substantially the form attached hereto as Exhibit A (an “Award Notice”).

5.3 Performance Period. Each Award shall be granted with a Performance Period that is a full MicroStrategy fiscal year or such shorter period within one MicroStrategy fiscal year as the Applicable Administrator shall determine (each such full fiscal year or the fiscal year within which such shorter period is established, a “Reference Year”), beginning with the fiscal year ended December 31, 2009.

5.4 Establishment of Bonus Percentage. Upon the grant of an Award other than a Fixed Bonus Award, the Applicable Administrator shall establish in writing a Bonus Percentage with respect to the Performance Period applicable to such Award. The Applicable Administrator shall have the right to establish different Bonus Percentages for different Participants.

When the Applicable Administrator establishes the Bonus Percentage applicable to an Award, the Applicable Administrator may, as it deems appropriate, adopt specific, objective rules to adjust Core Operating Income to take into account any one or more of the following: (i) unusual or one-time items, (ii) the cumulative effects of changes in accounting principles, (iii) the writedown of any asset, (iv) charges for restructuring and rationalization programs; (v) fluctuations in currency exchange rates, including by establishing performance goals based on fixed exchange rates during the Performance Period, (vi) disposals of business segments or (vii) acquisitions or dispositions.

5.5 Fixed Bonus Awards. At the time of the grant of an Award other than a 162(m) Award, the Applicable Administrator may elect to establish a fixed cash bonus amount in lieu of a Bonus Percentage with respect to such Award (a “Fixed Bonus Award”). Such fixed cash bonus amount shall be deemed the Bonus Amount with respect to a Fixed Bonus Award. Any Bonus Amount that is established pursuant to this Section 5.5 shall remain subject to Sections 7.2, 7.3, 8, 9 and 10 hereof, as well as the $1,500,000 limit in Section 7.1.

6. Service Requirement. A Participant shall not be eligible to receive any Bonus Amount with respect to an Award unless the Service Requirement has been satisfied by the Participant with respect to such Award.

7. Determination of Bonus Amount.

7.1 Determination Date and Method. Within 90 days after the end of the applicable Reference Year (the date of each such determination, a “Determination Date”), the Applicable Administrator shall, for each Participant who was granted an Award with respect to such Reference Year other than a Fixed Bonus Award, determine the Bonus Amount that each such Participant will be eligible to be paid by multiplying the Bonus Percentage of such Award by the Core Operating Income for the applicable Performance Period of such Award, but the calculation and payment of such Bonus Amount shall in all cases remain subject to Sections 5.4, 7.2, 7.3, 8, 9 and 10 hereof. In no event shall the total amount paid under the Plan to a single Participant in any fiscal year exceed $1,500,000 in the aggregate. To the extent that calculation or establishment of any Bonus Amount would result in a Participant being eligible to receive an amount greater than $1,500,000, in the aggregate, in any fiscal year under the Plan, such calculation or establishment shall be disregarded and instead the total amount such Participant shall be eligible to receive under the Plan in such fiscal year shall be deemed to be $1,500,000, subject to Sections 7.3, 8, 9 and 10 hereof.

7.2 Effect of Special Separation Event on Determination of Bonus Amount. If an Award has been granted to a Participant and a Special Separation Event occurs with respect to such Participant, the following provisions shall apply:

(a)	If the Special Separation Event occurs prior to the end of the Performance Period pertaining to such Award, such Participant shall be eligible to receive a pro rata share of the Bonus Amount pertaining to such Award based on the number of months of Participant’s employment with respect to such Performance Period, rounded down to the nearest whole month.

(b)	If the Special Separation Event occurs after the end of the Performance Period pertaining to such Award, but prior to the Payment Date (as defined below) with respect to the Reference Year applicable to such Award, the Participant shall be eligible to receive the full Bonus Amount pertaining to such Award.

Example: A Participant has received three Awards, each for a Performance Period of one year:

•	one Award with respect to the year ending December 31, 2010,

•	one Award with respect to the year ending December 31, 2011, and

•	one Award with respect to the year ending December 31, 2012.

On June 30, 2012, the Participant dies. In such event, the Participant will be eligible to receive the full Bonus Amount relating to the Awards with respect to the years ended December 31, 2010 and December 31, 2011, as his death occurred after the end of the Performance Periods for those Awards, with payment to be made on the Payment Date applicable to each of those Awards (within 31 days after December 31, 2013 and December 31, 2014, respectively). Since his death occurred during the Performance Period for the Award with respect to the year ending December 31, 2012, he is eligible to receive a pro rata share of the Bonus Amount pertaining to that Award. Since he died having been employed for six months of the twelve month Performance Period, he will be eligible to receive one-half of the Bonus Amount on the Payment Date for that Award (within 31 days after December 31, 2015).

7.3 Negative Discretion of Applicable Administrator. The Applicable Administrator may, in the sole discretion of the Applicable Administrator, determine a Bonus Amount for any Participant that is less than the amount calculated in accordance with Section 7.1 or established pursuant to Section 5.5, as applicable, with respect to such Participant. Upon the exercise of any such discretion, the Bonus Amount for which the Participant is eligible to be paid shall be deemed to be the lesser amount so determined by the Applicable Administrator notwithstanding the calculation set forth in Section 7.1 or the amount established pursuant to Section 5.5, as applicable. The Applicable Administrator shall determine whether or not to exercise such discretion to reduce the amount to be paid to a Participant as the Bonus Amount with respect to a Fixed Bonus Award from the amount established pursuant to Section 5.5 within 90 days following the end of the Reference Year. With respect to Awards other than Fixed Bonus Awards, the Applicable Administrator shall determine whether or not to exercise such discretion to reduce the amount to be paid to a Participant as the Bonus Amount from the amount calculated pursuant to Section 7.1 no later than the applicable Determination Date.

8. Payment of Bonus Amount. After the Applicable Administrator determines a Bonus Amount for a Participant, the Company shall make a single lump-sum cash payment to the Participant equal to the Bonus Amount on or before the 31st day (that is, on or before January 31) after the third anniversary of the last day of the applicable Reference Year (a “Payment Date”). For any Participant who takes more than ninety (90) cumulative days of personal leave (excluding all vacation leave taken under standard Company vacation policies after the grant of an Award to such Participant for purposes of this calculation) during the period from the time of the grant of the Award until the third anniversary of the last day of the applicable Reference Year, the applicable Payment Date shall be extended one quarter for each 90-day increment of personal leave. If the Company determines that it is obligated to withhold any taxes in connection with any payments made pursuant to this Plan, the Company may withhold such taxes from wages, other remuneration or other payments made to a Participant to the extent permitted by law. All Bonus Amounts and payment of Bonus Amounts shall be subject to Sections 6 and 7 hereof and subject to recoupment pursuant to Section 9 below.

Example: Assume that a Participant has been granted an Award with the Reference Year being the year ending December 31, 2012. In that case, the Applicable Administrator will use the Bonus Percentage applicable to such Participant’s Award to calculate the Bonus Amount for such Participant for such Reference Year, and will determine whether or not to reduce the Bonus Amount so calculated pursuant to the discretion granted in Section 7.3, on or before March 31, 2013. If the individual was Continuously Employed from the time of the grant of the Award through December 31, 2015 (the third anniversary of the last day of the applicable Reference Year), and all other conditions and requirements of the Plan are satisfied, then the individual will be entitled to be paid a Bonus Amount (calculated pursuant to the provisions set forth in the Plan) with respect to such Award on or before January 31, 2016 (the 31st day after the third anniversary of the last day of the applicable Reference Year).

9. Clawback.

9.1 Fraud or Misconduct. If the Applicable Administrator determines a Participant has engaged in fraud or misconduct, (i) the Applicable Administrator shall have the right, to the extent permitted by law, to reduce such Bonus Amount in whole or in part if such Bonus Amount has been determined but not yet paid to such Participant as the Applicable Administrator deems appropriate in the Applicable Administrator’s sole discretion and (ii) the Company shall have the right, to the extent permitted by law, to recoup from such Participant all or any portion of such Bonus Amount previously paid to such Participant as the Applicable Administrator deems appropriate in the Applicable Administrator’s sole discretion.

9.2 Financial Restatements. If (i) the Company experiences a financial restatement, (ii) a previously determined Bonus Amount with respect to an Award is greater than it would be if such Bonus Amount were determined based upon the restated financial statements, and (iii) such Bonus Amount has not yet been paid to such Participant, then the Applicable Administrator shall have the right, to the extent permitted by law, to reduce such Bonus Amount in whole or in part as the Applicable Administrator deems appropriate in the Applicable Administrator’s sole discretion.

10. Termination of Award. Notwithstanding anything to the contrary herein, an Award granted to a Participant shall automatically terminate upon the first date on which the Participant ceases to be Continuously Employed if the Service Requirement with respect to such Award is not satisfied by the Participant at the time of such cessation.

11. General Provisions.

11.1 Non-Assignability. No Participant shall have the power or right to transfer, assign, mortgage, or otherwise encumber his or her interest under this Plan; nor shall such interest be subject to seizure for the payment of a Participant’s debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of a Participant’s bankruptcy, insolvency, divorce or separation. This Plan shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

11.2 Amendment and Termination of this Plan. This Plan may be amended, modified or terminated by the Compensation Committee at any time. Notwithstanding the foregoing, no amendment shall be effective without the approval of the Compensation Committee or MicroStrategy’s stockholders if such approval is necessary to comply with Code Section 162(m). After termination of the Plan, the Company shall, subject to the satisfaction of the other conditions of the Plan, be obligated to pay Bonus Amounts that may become payable pursuant to any Awards then outstanding; however no new Awards shall be made.

11.3 Employment Rights. The adoption of this Plan does not confer upon any Participant any right to continued employment with or service to the Company or interfere in any way with the right of the Company to terminate the Participant’s employment or service at any time.

11.4 Unfunded, Unsecured Obligation. This Plan shall at all times be entirely unfunded and no provisions shall at any time be made with respect to segregating assets of the Company for payment of any benefits hereunder. Additionally, nothing contained herein shall be construed as giving a Participant, his or her beneficiary, or any other person, any equity or other interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. As to any claim for any unpaid amounts under this Plan, a Participant, his or her beneficiary, and any other person having a claim for payment shall be unsecured creditors.

11.5 Governing Law. The provisions of this Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia (excluding the conflict of laws provisions thereof). It is the intent of the Company that the Plan and 162(m) Awards under the Plan satisfy any applicable requirements of Code Section 162(m). Any provision, application or interpretation of the Plan inconsistent with this intent shall be disregarded.

11.6 Section 409A. This Plan and the payments made hereunder are intended to be exempt from or comply with the requirements of Section 409A. It is intended that each payment under the Plan shall be treated as a “separate payment” for purposes of Section 409A. Neither the Company nor any Participant shall have the right to accelerate or defer delivery of any payments that may be made under the Plan except to the extent specifically permitted or required under Section 409A. If a payment is made under the Plan on account of the Participant’s “separation from service” with the Company (including a Qualifying Retirement) (as determined under 409A), then (i) to the extent that the Participant is not a “specified employee” within the meaning of Section 409A, the payment shall be made at the time and in the manner set forth in the Plan and (ii) to the extent that the Participant is a “specified employee”, the payment shall be made no earlier than six months and one day following the date of the Participant’s separation from service with the Company. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any related person or otherwise if the Plan or the payments made hereunder are not so exempt or compliant.

11.7 Effective Date. This Plan is effective on March 30, 2010 (the “Effective Date”), provided that any grant of a 162(m) Award made under this Plan shall be subject to approval of the applicable material terms of such grant that are required to be approved by MicroStrategy’s stockholders under Code Section 162(m) in order for payments under such Award to be eligible to qualify as performance-based compensation under Code Section 162(m), to the extent not already so approved. The Plan will continue until terminated by the Compensation Committee.

EXHIBIT A

MICROSTRATEGY INCORPORATED

PERFORMANCE INCENTIVE PLAN

AWARD NOTICE

Capitalized terms in this Award Notice shall have the same meanings ascribed to such terms in the MicroStrategy Incorporated Performance Incentive Plan (the “Plan”).

Participant:	«FirstName» «LastName»

Address:	«Address1»
«Address2»
«City», «State» «Zip»

Certain Award Terms:

Grant Date:

Reference Year: Fiscal year ending/ed December 31,

Performance Period (if other than full Reference Year):

Bonus Percentage (or Bonus Amount, if a Fixed Bonus Award):

Payment Date: Between January 1,          and January 31,

You have been selected to participate in the MicroStrategy Incorporated Performance Incentive Plan for the Performance Period set forth above, on the terms and subject to the conditions of the Plan. A copy of the Plan is provided with this Award Notice as Appendix 1.

This Award Notice does not confer upon you any right to continued employment with or service to the Company or interfere in any way with the right of the Company to terminate your employment or service at any time.

The Plan together with this Award Notice constitute the entire agreement of the parties with respect to this Award and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof.

IN WITNESS HEREOF, the Company has caused this Award Notice to be executed by its duly authorized officer.

MICROSTRATEGY INCORPORATED

Date:	By:
Name:
Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Award Notice and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receiving a copy of the Plan. The undersigned has reviewed the Plan and this Award Notice in their entirety, and fully understands all provisions of the Plan and this Award Notice. The undersigned hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions relating to the Plan and Award Notice.

PARTICIPANT:

Signature

Print Name

CONSENT OF SPOUSE

The undersigned spouse of Participant has read and hereby approves the terms and conditions of the Plan and this Award Notice. In consideration of the Company’s selecting his or her spouse for participation in the Plan, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Award Notice and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment under the Plan or this Award Notice.

SPOUSE OF PARTICIPANT:

Signature

Print Name

PROXY

MICROSTRATEGY INCORPORATED

Proxy for the Annual Meeting of Stockholders to be held on Wednesday, May 12, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, hereby appoint(s) Michael J. Saylor, Jonathan F. Klein, and Douglas K. Thede, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of MicroStrategy Incorporated (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at MicroStrategy’s offices, 1861 International Drive, McLean, Virginia 22102, on Wednesday, May 12, 2010 at 10:00 a.m., local time, and at any adjournment thereof (the “Meeting”).

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” all proposals. This proxy may be revoked by the undersigned at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Meeting.

(Continued and to be signed on the reverse side)

Annual Meeting of Stockholders of

MICROSTRATEGY INCORPORATED

May 12, 2010

Please fill in, date, sign and mail your proxy card in the

enclosed postage-paid return envelope as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.	To elect the following eight (8) directors for the next year.

NOMINEES:

¡	Michael J. Saylor

¡	Sanju K. Bansal

¡	Matthew W. Calkins

¡	Robert H. Epstein

¡	David W. LaRue

¡	Jarrod M. Patten

¡	Carl J. Rickertsen

¡	Thomas P. Spahr

[    ] FOR ALL NOMINEES

[    ] WITHHOLD AUTHORITY FOR ALL NOMINEES

[    ] FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

2.	To approve material terms for payment of certain executive incentive compensation.

For            Against             Abstain

[    ]             [    ]                 [    ]

3.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

For            Against             Abstain

[    ]             [    ]                 [    ]

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [    ]

Signature of Stockholder                                          Date:

Signature of Stockholder                                          Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.